UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.   )
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☐ Definitive Proxy Statement
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☐ Soliciting Material under §240.14a-12
R. G. Barry Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

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Preliminary Copy

R.G. BARRY CORPORATION
13405 Yarmouth Road N.W.
Pickerington, Ohio 43147

September 22, 2010

To Our Shareholders:

You are cordially invited to attend the 2010 Annual Meeting of Shareholders of R.G. Barry Corporation (the “Annual Meeting”), which will be held at 11:00 a.m., Eastern Daylight Saving Time, on Thursday, November 4, 2010 at our executive offices located at 13405 Yarmouth Road N.W., Pickerington, Ohio 43147.

The formal Notice of Annual Meeting of Shareholders and Proxy Statement are enclosed. As part of its efforts to reduce Board costs, the Board of Directors has proposed an amendment to the Company’s Articles of Incorporation to restructure the Board of Directors by reducing the number of Board classes from three to two. If the proposed amendment is adopted by the shareholders, the number of directors of the Company will be reduced from nine to eight, with four directors serving in each of the two classes. The shareholders will vote to elect one director to serve for a one-year term expiring at the 2011 annual meeting of shareholders and one director to serve for a two-year term expiring at the 2012 annual meeting of shareholders. If the proposed amendment is not adopted by the shareholders, the shareholders will be asked to elect three directors for terms expiring at the 2013 annual meeting of shareholders.

You are also being asked to ratify the appointment of KPMG LLP as the independent registered public accounting firm of R.G. Barry Corporation for the fiscal year ending July 2, 2011.

On behalf of the Board of Directors and management, I cordially invite you to attend the Annual Meeting. Whether or not you plan to attend the Annual Meeting and regardless of the number of common shares you own, it is important that your common shares be represented and voted at the Annual Meeting. Accordingly, after reading the enclosed Proxy Statement, you can ensure that your common shares are represented at the Annual Meeting by promptly completing, signing, dating and returning your proxy card in the enclosed envelope provided for your convenience. Alternatively, if you are a registered shareholder, you may transmit voting instructions for your common shares electronically through the Internet or by telephone following the instructions on the proxy card.

Thank you for your continued support.

Very truly yours,

Greg Tunney
President and Chief Executive Officer

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
PROXY STATEMENT
GENERAL INFORMATION ABOUT VOTING
VOTING AT THE ANNUAL MEETING
NOTICE REGARDING INTERNET AVAILABILITY OF PROXY MATERIALS
SHARE OWNERSHIP
PROPOSAL NO. 1 -- TO AMEND ARTICLE SIXTH OF THE ARTICLES OF INCORPORATION TO CHANGE THE NUMBER OF CLASSES OF DIRECTORS FROM THREE TO TWO (Item 1 on the Proxy)
PROPOSAL NO. 2 -- ELECTION OF DIRECTORS (Item 2 on the Proxy)
COMPENSATION OF DIRECTORS
Director Compensation for Fiscal 2010
COMPENSATION COMMITTEE REPORT
COMPENSATION DISCUSSION AND ANALYSIS
COMPENSATION OF EXECUTIVE OFFICERS
Fiscal 2010 Summary Compensation Table
Grants of Plan-Based Awards for Fiscal 2010
Outstanding Equity Awards at Fiscal Year-End for Fiscal 2010
Fiscal 2010 Option Exercises and Stock Vested
Pension Benefits for Fiscal 2010
Nonqualified Deferred Compensation for Fiscal 2010
EQUITY COMPENSATION PLAN INFORMATION
PROPOSAL NO. 3 -- RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL 2011 (Item 3 on the Proxy)
AUDIT COMMITTEE MATTERS
TRANSACTIONS WITH RELATED PERSONS
SHAREHOLDER PROPOSALS FOR 2011 ANNUAL MEETING
HOUSEHOLDING OF ANNUAL MEETING MATERIALS
OTHER MATTERS
Appendix A

Preliminary Copy

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

R.G. BARRY CORPORATION
13405 Yarmouth Road N.W.
Pickerington, Ohio 43147
(614) 864-6400

Pickerington, Ohio
September 22, 2010

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders (the “Annual Meeting”) of R.G. Barry Corporation (the “Company”) will be held at the executive offices of the Company at 13405 Yarmouth Road N.W., Pickerington, Ohio 43147, on November 4, 2010, at 11:00 a.m., Eastern Daylight Saving Time, for the following purposes:

1.	To adopt an amendment to Article Sixth of the Articles of Incorporation of the Company to reduce the number of Board classes from three to two.

2.	If the amendment referred to in Item 1 is adopted, to elect two directors, one for a one-year term expiring at the 2011 annual meeting of shareholders and a second for a two-year term expiring at the 2012 annual meeting of shareholders.

3.	If the amendment referred to in Item 1 is not adopted, to elect three directors, each to serve for a three-year term expiring at the 2013 annual meeting of shareholders.

4.	To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending July 2, 2011.

5.	To transact any other business that properly comes before the Annual Meeting or any adjournment thereof. The Company’s Board of Directors is not aware of any other business to come before the Annual Meeting.

Your Board of Directors recommends that you vote “FOR” the proposed amendment to Article Sixth of the Articles of Incorporation of the Company (Item 1 on the Proxy), “FOR” the election of each of the director nominees listed in the Company’s Proxy Statement for the Annual Meeting under the caption “PROPOSAL NO. 2 — ELECTION OF DIRECTORS” (Item 2 on the Proxy)” and “FOR” the ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending July 2, 2011 (Item 3 on the Proxy).

Only our shareholders of record at the close of business on September 8, 2010 will be entitled to receive notice of, and vote at, the Annual Meeting or any adjournment of the Annual Meeting.

You are cordially invited to attend the Annual Meeting. Your vote is important, regardless of the number of common shares you own. Whether or not you plan to attend the Annual Meeting, please promptly vote and submit your proxy by completing, signing, dating and returning your proxy card in the enclosed envelope. Alternatively, refer to the instructions on the proxy card for details about transmitting your voting instructions electronically via the Internet or by telephone.

If you later decide to revoke your proxy for any reason, you may do so in the manner described in the accompanying Proxy Statement. Attending the Annual Meeting will not, by itself, revoke a previously-appointed proxy.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON NOVEMBER 4, 2010:

Applicable SEC rules require the Company to post its proxy materials for a shareholder meeting on the Internet and permit the Company to provide only a Notice of Internet Availability of Proxy Materials to shareholders. For this Annual Meeting, we have chosen to follow the SEC’s “full set” delivery option. Therefore, although we are posting our proxy materials online, we are also mailing a full set of our proxy materials to our shareholders. Even if you previously consented to receiving your proxy materials electronically, you will receive a copy of our proxy materials for the Annual Meeting by mail. The Company’s Proxy Statement for the Annual Meeting, this Notice of Annual Meeting of Shareholders and the Company’s Annual Report 2010 to be furnished to shareholders are available at www.proxyvote.com.

By Order of the Board of Directors,

Greg Tunney
President and Chief Executive Officer

Preliminary Copy

R.G. BARRY CORPORATION
13405 Yarmouth Road N.W.
Pickerington, Ohio 43147
(614) 864-6400

PROXY STATEMENT
Dated: September 22, 2010

FOR THE ANNUAL MEETING OF SHAREHOLDERS
To Be Held On November 4, 2010

GENERAL INFORMATION ABOUT VOTING

This Proxy Statement, along with the accompanying proxy card, is furnished to shareholders in connection with the solicitation on behalf of the Board of Directors (the “Board”) of R.G. Barry Corporation (the “Company”) of proxies for use at the 2010 Annual Meeting of Shareholders (the “Annual Meeting”) to be held on November 4, 2010 or at any adjournment of the Annual Meeting. The Annual Meeting will be held at 11:00 a.m., Eastern Daylight Saving Time, at our executive offices located at 13405 Yarmouth Road N.W., Pickerington, Ohio 43147. The facility is located east of Columbus, Ohio, immediately south of the intersection of Interstate 70 and State Route 256. This Proxy Statement summarizes information you will need in order to vote.

As used in this Proxy Statement, the terms “Company”, “R.G. Barry”, “we”, “us” and “our” mean R.G. Barry Corporation or, where appropriate, R.G. Barry Corporation and its subsidiaries. The term “common shares” means the Company’s common shares, $1.00 par value per share. Other than common shares, there are no voting securities of the Company outstanding.

VOTING AT THE ANNUAL MEETING

Only shareholders of record at the close of business on September 8, 2010 are entitled to receive notice of, and to vote at, the Annual Meeting or any adjournment of the Annual Meeting. The Company is first sending or giving this Proxy Statement and the accompanying proxy card to those shareholders on or about September 22, 2010. At the close of business on September 8, 2010, 10,984,180 common shares were outstanding and entitled to vote. Each common share entitles the holder thereof to one vote on each matter to be submitted to shareholders at the Annual Meeting. Shareholders do not have cumulative voting rights in the election of directors.

To ensure that your common shares will be voted at the Annual Meeting, please complete, sign, date and promptly return the accompanying proxy card. A return envelope, which requires no postage if mailed in the United States, has been provided for your use. Alternatively, you may transmit voting instructions electronically via the Internet or by using the toll-free telephone number stated on the proxy card. The deadline for transmitting voting instructions electronically via the Internet or telephonically is 11:59 p.m., Eastern Daylight Saving Time, on November 3, 2010. The Internet and telephone voting procedures are designed to authenticate shareholders’ identities, to allow shareholders to give their voting instructions, and to confirm that shareholders’ voting instructions have been properly recorded. If you vote electronically through the Internet or telephonically, you should understand that there may be costs associated with electronic access, such as usage charges from Internet service providers and/or telephone companies, which will be borne by you.

If you are a shareholder of record and attend the Annual Meeting, you may deliver your completed proxy card in person or you may vote by completing a ballot, which will be available at the Annual Meeting.

Those common shares represented by properly executed proxy cards, which are received prior to the Annual Meeting and not revoked, or by properly authenticated voting instructions transmitted electronically via the Internet or by telephone prior to the deadline for transmitting those instructions and not revoked, will be voted as directed by the shareholders. Except for broker non-votes as applicable, the common shares represented by all valid forms of proxy received prior to the Annual Meeting that do not specify how the common shares should be voted will be voted as recommended by the Board, as follows: (i) “FOR” the proposed amendment to Article Sixth of the Articles of Incorporation of the Company (Item 1 on the Proxy); (ii) “FOR” the election of each of the director nominees identified below under the caption “PROPOSAL NO. 2 — ELECTION OF DIRECTORS” (Item 2 on the Proxy); and (iii) “FOR” the ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending July 2, 2011 (Item 3 on the Proxy). No appraisal rights exist for any action proposed by the Company to be taken at the Annual Meeting.

Voting of Common Shares Held in “Street Name”

If you hold your common shares in “street name” with a nominee, such as a broker, financial institution or other record holder, you may be eligible to provide voting instructions to the holder of record electronically via the Internet or telephonically and you may incur costs associated with electronic or telephonic access, such as usage charges from Internet service providers and/or telephone companies. If you hold your common shares in “street name,” you should carefully review the information provided to you by the holder of record. This information will describe the procedures to be followed in instructing the holder of record how to vote your “street name” common shares, including the deadline for submitting your voting instructions, and how to revoke your previously given instructions.

If you hold your common shares in “street name”, then your nominee is considered the shareholder of record for voting purposes and should give you instructions for voting your common shares. As a beneficial owner, you have the right to direct that nominee how to vote the common shares held in your account.

“Broker non-votes” are common shares held of record by brokers or other nominees which are represented in person or by proxy at the Annual Meeting, but which are not voted because instructions have not been received from the beneficial owner with respect to a particular matter over which the broker or nominee does not have discretionary voting authority. The ratification of the appointment of the Company’s independent registered public accounting firm is considered a “routine” item upon which brokers or other nominees, who hold their clients’ common shares in “street name” may vote the common shares in their discretion on behalf of their clients if those clients have not furnished voting instructions within the required time frame before the Annual Meeting. The proposed amendment to Article Sixth of the Articles of Incorporation of the Company and the uncontested election of directors are not considered “routine” items and brokers or other nominees may not vote on these matters without voting instructions from their clients. Accordingly, if your common shares are held in “street name” and you do not provide voting instructions to your broker or other nominee as to how to vote on the proposed amendment to Article Sixth or the election of directors, your common shares will not be voted. Broker non-votes are counted toward the establishment of a quorum.

If you hold your common shares in “street name” and wish to attend the Annual Meeting and vote in person, you must bring an account statement or letter from your broker, financial institution or other nominee authorizing you to vote on behalf of such nominee. The account statement or letter must show that you were the direct or indirect beneficial owner of the common shares on September 8, 2010, the record date for voting at the Annual Meeting.

Solicitation of Proxies

We will bear the costs of preparing, assembling, printing and mailing this Proxy Statement, the accompanying proxy card and any other related materials and all other costs incurred in connection with the solicitation of proxies on behalf of the Board, other than the Internet access fees and telephone service fees described above. The Company has engaged Mellon Investor Services LLC to assist in the solicitation of proxies from shareholders at a fee of not more than $5,500, plus reimbursement of reasonable out-of-pocket expenses. Although the Company is soliciting proxies by mailing the proxy materials to shareholders, proxies may be further solicited by additional mailings, personal contact, telephone, e-mail or facsimile by directors, officers and employees of the Company, none of whom will receive additional compensation for these solicitation activities. We will also pay the standard charges and expenses of brokers, voting trustees, financial institutions and other custodians, nominees and fiduciaries who are record holders of common shares not beneficially owned by them, for forwarding our proxy materials to the beneficial owners of common shares entitled to vote at the Annual Meeting.

Our Annual Report 2010, which includes our Annual Report on Form 10-K (excluding exhibits) for the fiscal year ended July 3, 2010 (“fiscal 2010”), is being furnished with this Proxy Statement.

Right to Revoke Proxy

If you are a registered shareholder, you may revoke your proxy at any time before it is actually voted at the Annual Meeting by giving written notice of revocation to the Secretary of the Company at the address shown on the cover page of this Proxy Statement, by accessing the Internet site or using the toll-free number stated on the proxy card prior to the deadline for transmitting voting instructions electronically and electing revocation as instructed or by attending the Annual Meeting and giving notice of revocation in person. You may also change your vote by choosing one of the following options: executing and returning to the Company a later-dated proxy card prior to or at the Annual Meeting; voting in person at the Annual Meeting; submitting a later-dated electronic vote through the designated Internet site prior to the deadline for transmitting voting instructions electronically; or voting by telephone at a later date using the toll-free telephone number stated on the proxy card prior to the deadline for transmitting voting instructions telephonically. Attending the Annual Meeting will not, by itself, revoke your previously-appointed proxy. The last dated proxy you submit (by any means) will supersede any previously submitted proxy.

If you hold your common shares in “street name” and instructed your broker, financial institution or other nominee to vote your common shares and you would like to revoke or change your vote, then you must follow the instructions provided by your nominee.

Quorum and Tabulation of Voting Results

The results of shareholder voting will be tabulated by the inspector(s) of election appointed by the Board for the Annual Meeting. A quorum for the Annual Meeting is a majority of the outstanding common shares entitled to vote at the Annual Meeting. Common shares represented by properly executed proxy cards returned to the Company prior to the Annual Meeting or represented by properly authenticated electronic votes recorded through the Internet or by telephone will be counted toward the establishment of a quorum for the Annual Meeting whether they are marked “FOR ALL”, “WITHHOLD ALL”, “FOR ALL EXCEPT”, “FOR”, “AGAINST”, “ABSTAIN” or not at all.

NOTICE REGARDING INTERNET AVAILABILITY OF PROXY MATERIALS

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders of R.G. Barry Corporation to be held on November 4, 2010:

Applicable rules of the United States Securities and Exchange Commission (the “SEC”) require the Company to post its proxy materials on the Internet and permit the Company to provide only a Notice of Internet Availability of Proxy Materials to shareholders. For this Annual Meeting, we have chosen to follow the SEC’s “full set” delivery option. Therefore, although we are posting a full set of our proxy materials (this Proxy Statement, the Notice of Annual Meeting of Shareholders and our Annual Report 2010 to be furnished to shareholders) online, we are also mailing a full set of our proxy materials to our shareholders. Even if you previously consented to receiving your proxy materials electronically, you will receive a copy of our proxy materials for the Annual Meeting by mail. We believe that mailing a full set of proxy materials will help ensure that a majority of our outstanding common shares is present in person or represented by proxy at our Annual Meeting. We also hope to help maximize shareholder participation. However, we will continue to evaluate the option of providing only a Notice of Internet Availability of Proxy Materials to some or all of our shareholders in the future.

This Proxy Statement, the Notice of Annual Meeting of Shareholders and the Company’s Annual Report 2010 to be furnished to shareholders are available at www.proxyvote.com. To obtain directions to attend the Annual Meeting and vote in person, please call (614) 729-7275 and ask for Mr. Roy Youst.

SHARE OWNERSHIP

The following table furnishes information regarding each person known to the Company to beneficially own more than 5% of our outstanding common shares as of September 8, 2010 (unless otherwise indicated):

	Amount and Nature of Beneficial Ownership
			Shared	Sole		Shared			Percent
Name and Address	Sole Voting		Voting	Dispositive		Dispositive			of
of Beneficial Owner	Power		Power	Power		Power	Total		Class(1)

Steven C. Leonard P.O. Box 710 Rancho Santa Fe, CA 92067	209,789	(2)	—	209,789	(2)	1,094,929 (2)	1,304,718	(2)	11.9%
Nicusa Capital Partners, L.P. 17 State Street, Suite 1650 New York, NY 10004	649,870	(3)	—	649,870	(3)	—	649,870	(3)	5.9%
Dalton, Greiner, Hartman, Maher & Co LLC 565 Fifth Ave., Suite 2101 New York, NY 10017	538,504	(4)	—	555,664	(4)	—	555,664	(4)	5.1%

(1)	The “Percent of Class” is based on 10,984,180 common shares outstanding on September 8, 2010.

(2)	Based on information contained in an Amendment No. 6 to Schedule 13G filed with the SEC on January 28, 2009. With respect to the 1,304,718 common shares reported to be beneficially owned at December 31, 2008, Mr. Leonard reported sole voting power and sole dispositive power as to 209,789 common shares and shared dispositive power as to 1,094,929 common shares.

(3)	Based on information contained in an Amendment No. 1 to Schedule 13G filed with the SEC on March 4, 2008. With respect to the 649,870 common shares reported to be beneficially owned at February 15, 2008, Nicusa Capital Partners, L.P. (“Nicusa Capital”) and Nicusa Investment Advisors, LLC, which serves as investment advisor to Nicusa Capital, reported sole voting power and sole dispositive power as to all 649,870 common shares.

(4)	Based on information contained in a Schedule 13G filed with the SEC on January 15, 2010. With respect to the 555,664 common shares reported to be beneficially owned at December 31, 2009, Dalton, Greiner, Hartman, Maher & Co. LLC reported sole voting power as to 538,504 common shares and sole dispositive power as to 555,664 common shares.

The following table furnishes information regarding the beneficial ownership of common shares of the Company, as of September 8, 2010, for: (a) each of the Company’s current directors; (b) each of the nominees for election as a director of the Company; (c) each of the individuals named in the “Fiscal 2010 Summary Compensation Table” on page 33; and (d) all current executive officers and directors of the Company as a group. The address of each of the current executive officers and directors of the Company is c/o R.G. Barry Corporation, 13405 Yarmouth Road N.W., Pickerington, Ohio 43147.

	Amount and Nature of Beneficial Ownership(1)
			Common Shares Which
			Can be Acquired Upon
			Exercise of Options
			Which Are Currently
			Vested and Upon
	Common		Exercise of Options or
	Shares		Vesting of RSUs Which Will			Percent
	Presently		First Become Vested			of
Name of Beneficial Owner	Held		by November 7, 2010	Total		Class(2)

Nicholas DiPaolo	37,171	(3)	—	37,171	(3)	(4)
David Lauer	40,171	(5)	6,250	46,421	(5)	(4)
David Nichols	60,445	(5)	—	60,445	(5)	(4)
Janice Page	40,421	(5)	—	40,421	(5)	(4)
Edward Stan	58,278	(5)(6)	—	58,278	(5)(6)	(4)
Thomas Von Lehman	338,253	(7)	—	338,253	(7)	3.1%
Harvey Weinberg	35,546	(5)	—	35,546	(5)	(4)
Gordon Zacks	382,286	(8)	—	382,286	(8)	3.5%
Greg Tunney	42,529	(9)	99,300	141,829	(9)	(4)
Jose Ibarra	20,446		10,000	30,446		(4)
Glenn Evans	37,193		—	37,193		(4)
Lee Smith	9,722		—	9,722		(4)
Gregory Ackard	2,789		—	2,789		(4)
All other current executive officers of the Company (numbering 4)	8,343		—	8,343		(4)
All current directors and executive officers of the Company as a group (numbering 17)	1,113,593		115,550	1,229,143		11.1%

(1)	Unless otherwise indicated, the beneficial owner has sole voting power and sole dispositive power as to all of the common shares reflected in the table.

(2)	The “Percent of Class” is based upon the sum of : (a) 10,984,180 common shares outstanding on September 8, 2010; (b) the number of common shares, if any, as to which the named individual or group has the right to acquire beneficial ownership upon the exercise of options which are currently exercisable or which will first become exercisable by November 7, 2010; (c) the number of common shares, if any, underlying restricted stock units (“RSUs”) which will vest by November 7, 2010; and (d) the number of common shares, if any, underlying RSUs which are vested as of September 8, 2010 but as to which the individual or group holding the RSUs has elected to defer receipt of the underlying common shares to a future date under the Company’s Amended and Restated Deferral Plan (the “Deferral Plan”).

(3)	Excludes 3,000 common shares held of record and beneficially by Mr. DiPaolo’s spouse as to which Mr. DiPaolo has no voting power or dispositive power and disclaims beneficial ownership.

(4)	Represents ownership of less than 1% of the outstanding common shares of the Company.

(5)	The common shares shown for Mr. Lauer and Ms. Page include 22,171 common shares underlying an equal number of RSUs, which were 100% vested at September 8, 2010 but each individual elected to defer receipt of the underlying common shares until a future date under the Company’s Deferral Plan. The common shares shown for Messrs. Nichols and Stan include 16,508 common shares underlying an equal number of RSUs, which were 100% vested at September 8, 2010 but each individual elected to defer receipt of the underlying common shares until a future date under the Company’s Deferral Plan. The common shares shown for Mr. Weinberg include 8,996 common shares underlying an equal number of RSUs, which were 100% vested at September 8, 2010 but Mr. Weinberg elected to defer receipt of the underlying common shares until a future date under the Company’s Deferral Plan.

(6)	Includes 43,750 common shares held jointly by Mr. Stan and his spouse.

(7)	Includes 176,917 common shares held jointly by Mr. Von Lehman and his spouse.

(8)	Includes 382,286 common shares held of record by Mr. Zacks. Excludes 14,905 common shares held of record and owned beneficially by Mr. Zacks’ spouse as to which Mr. Zacks has no voting power or dispositive power and disclaims beneficial ownership.

(9)	Includes 4,000 common shares held by the Tunney Family Trust, of which Mr. Tunney and his spouse are trustees.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires that the Company’s directors and executive officers and greater-than-10% beneficial owners of the Company’s common shares file reports with the SEC reporting their initial beneficial ownership of common shares and any subsequent changes in their beneficial ownership. Specific due dates for such reports have been established by the SEC and the Company is required to disclose in this Proxy Statement any late report or known failure to file a required report. To the Company’s knowledge, based solely upon a review of the reports furnished to the Company and written representations that no other reports were required, the Company believes that during fiscal 2010, all Section 16(a) filing requirements applicable to executive officers, directors and greater-than-10% beneficial owners of the Company’s outstanding common shares were complied with.

PROPOSAL NO. 1 — TO AMEND ARTICLE SIXTH OF THE
ARTICLES OF INCORPORATION TO CHANGE THE NUMBER OF
CLASSES OF DIRECTORS FROM THREE TO TWO
(Item 1 on the Proxy)

The Board of the Company has voted unanimously to approve and recommend to the shareholders an amendment to Article Sixth of the Articles of Incorporation of the Company (the “Proposed Amendment”) that would reduce the number of classes into which the directors are divided from three to two. If the shareholders adopt the Proposed Amendment, pursuant to Board action, the authorized number of directors will be reduced from nine to eight, with four directors serving in each of the two classes. As part of an ongoing effort to reduce Board costs, the Board reduced the size of the Board from ten members to nine members in 2009, and is now seeking to further reduce the size of the Board to eight members through the establishment of two classes of directors, with four directors in each class.

Article Sixth of the Company’s Articles of Incorporation currently provides for the classification of the Company’s Board into three classes of directors (Classes I, II and III). Directors in each of these three classes are elected every three years for three-year terms. The Ohio General Corporation Law (O.R.C. § 1701.57(B)) provides that the number of directors in each class of directors may not be fewer than three. As a result, with three classes of directors, the minimum number of directors of the Company is nine.

In order to allow the Board to achieve additional savings in the Board costs, the Proposed Amendment would reduce the number of Board classes from three to two. With two classes of directors, the minimum number of directors of the Company permitted under the Ohio General Corporation Law would be six. The directors in each class would be elected every two years for a term of two years. In accordance with the plan described below, following adoption of the Proposed Amendment by the shareholders, the authorized number of directors will be reduced from nine to eight, with four directors serving in each class.

Currently, Article Sixth provides that the number of directors of the Company consists of not less than nine nor more than twelve directors. The Proposed Amendment provides that the number of directors will consist of not less than six nor more than twelve directors. The directors will have the authority to decrease or increase the number of directors within that range. The Proposed Amendment requires that any change in the number of directors be apportioned between the two classes so as to maintain the number of directors in each class at no less than three, as nearly equal as possible. As is currently the case under Article Sixth, any additional director elected to fill a vacancy resulting from an increase in a class will hold office for a term that coincides with the remaining term of that class.

Article Sixth of the Company’s Articles of Incorporation now provides that a director may be removed from office only for cause by the affirmative vote of the holders of at least 80% of the votes entitled to be cast by the holders of all then outstanding shares of voting stock of the Company, provided that unless all the directors, or all the directors of a particular class, are removed, no individual director may be removed if the votes of a sufficient number of shares are cast against his or her removal which, if cumulatively voted at an election of all the directors of a particular class, would be sufficient to elect at least one director. Because the Company no longer has cumulative voting in the election of directors, the Proposed Amendment would delete the requirement that no individual director may be removed if the votes cast against his or her removal would, if cumulatively voted at an election of directors, be sufficient to elect at least one director.

Article Sixth of the Company’s Articles of Incorporation currently provides for the procedures by which shareholders may nominate one or more individuals for election as a director at an annual meeting of shareholders. See “Nominating Procedures.” The SEC recently adopted Rule 14a-11 under the Exchange Act which will give certain qualifying shareholders access to an issuer’s proxy statement for the nomination of director candidates subject to the conditions of Rule 14a-11. The Proposed Amendment clarifies that (a) the nomination procedures set forth in Article Sixth are not intended to affect the rights of shareholders to request inclusion of nominees in the Company’s proxy statement pursuant to Rule 14a-11 and (b) subject to Rule 14a-11, the nomination procedures set forth in Article Sixth are not to be construed to permit a shareholder, or give any shareholder the right, to include or have disseminated or described in the Company’s proxy statement any nomination of a director or directors.

If the Proposed Amendment is adopted by the shareholders, the reduction in the number of authorized directors from nine to eight will be accomplished as follows:

1. Edward Stan, a director of the Company since 1971 and a member of the class of directors whose terms will expire at the Annual Meeting, has elected not to stand for re-election to the Board at the Annual Meeting.

2. The other directors in the class whose terms will expire at the Annual Meeting are David Nichols and Nicholas DiPaolo. Subject to the shareholders adopting the Proposed Amendment, Mr. Nichols has been nominated by the Board for re-election to the Board to serve for a term of one year as a member of the class of directors whose terms will expire at the annual meeting of shareholders in 2011, and Mr. DiPaolo has been nominated by the Board for re-election to the Board to serve for a term of two years as a member of the class of directors whose terms will expire at the annual meeting of shareholders in 2012. Mr. Nichols, together with the three directors who currently have terms expiring at the annual meeting of shareholders in 2011 (Messrs. Zacks, Lauer and Von Lehman), will be in the class of directors to be designated as Class I. Mr. DiPaolo, together with the three directors who currently have terms expiring at the annual meeting of shareholders in 2012 (Ms. Page and Messrs. Tunney and Weinberg), will be in the class of directors to be designated as Class II.

3. At and after the 2011 annual meeting of shareholders, successors to the directors whose terms expire at such annual meeting will be elected for a term of two years and until their successors are duly elected and qualified.

The Board has unanimously adopted a resolution approving the Proposed Amendment and recommends that the shareholders adopt the Proposed Amendment, a copy of which is attached as Appendix A to this Proxy Statement. If the shareholders adopt the Proposed Amendment, it will become effective upon the filing of the required Certificate of Amendment with the Secretary of State of the State of Ohio. The Company will file the Certificate of Amendment immediately after the Proposed Amendment has been adopted by the shareholders.

The affirmative vote of the holders of at least a majority of the issued and outstanding common shares of the Company will be required to adopt the Proposed Amendment. The effect of an abstention is the same as a vote “AGAINST” the adoption of the Proposed Amendment.

Because adoption by the shareholders of the Proposed Amendment is a non-routine proposal, if you hold your common shares in “street name” and do not give your broker or nominee instruction as to how to vote your common shares with respect to this proposal, under applicable rules, your broker or nominee will not have discretionary authority to vote your common shares, in which case such common shares will be considered a broker non-vote with respect to such proposal. The effect of a broker non-vote is the same as a vote “AGAINST” the adoption of the Proposed Amendment.

The Board of Directors recommends a vote “FOR” the adoption of the Proposed Amendment.

PROPOSAL NO. 2 — ELECTION OF DIRECTORS
(Item 2 on the Proxy)

The Board now consists of nine members, divided into three classes. Currently, one class of directors is elected each year to hold office for a three-year term. The terms of Nicholas DiPaolo, David Nichols and Edward Stan will expire at the Annual Meeting. If shareholders adopt the Proposed Amendment to reduce the number of Board classes from three to two, Mr. Nichols will stand for re-election as a member of Class I for a term expiring at the 2011 annual meeting of shareholders, and Mr. DiPaolo will stand for re-election as a member of Class II for a term expiring at the 2012 annual meeting of shareholders. In either case, each such director will hold office until his successor has been elected and qualified or until his earlier resignation or removal. Mr. Stan has decided not to stand for re-election.

If the Proposed Amendment is not adopted by the shareholders at the Annual Meeting, the Board will remain divided into three classes, with three directors in each class. Mr. Stan will retire from the Board at the Annual Meeting and will not stand for re-election. Mr. DiPaolo and Mr. Nichols will stand for re-election at the Annual Meeting for terms of three years each ending at the 2013 annual meeting of shareholders. In addition, Gordon Zacks, who is currently in the class of directors whose terms expire at the 2011 annual meeting of shareholders, will stand for re-election at the Annual Meeting for a term of three years ending at the 2013 annual meeting of shareholders. In each such case, each such director will hold office until his successor has been elected and qualified or until his earlier resignation or removal. If elected for a term expiring in 2013, Mr. Zacks will resign from his current seat in the class of directors whose terms end in 2011, thereby creating a vacancy in that class which will be filled at a later date after the Company’s Nominating and Governance Committee has identified a suitable candidate.

Directors in each class standing for election at the Annual Meeting are elected by a plurality of the votes cast at the Annual Meeting. Except in the case of broker non-votes, common shares represented by properly executed and returned proxy cards or properly authenticated electronic voting instructions recorded through the Internet or by telephone will be voted “FOR” the election of the Board’s nominees, unless authority to vote for one or more nominees is withheld. Common shares as to which the authority to vote is withheld will not be counted toward the election of directors or toward the election of the individual nominees specified on the form of proxy.

Qualifications and Independence of Board Members and Nominees

The Company’s common shares are listed on The NASDAQ Stock Market (“NASDAQ”), and the Company is subject to the corporate governance requirements in the NASDAQ Listing Rules — Rule 5600 series (the “NASDAQ Rules”). The Board has reviewed, considered and discussed each director’s and each director nominee’s relationships, either direct or indirect, with the Company and our subsidiaries and the compensation and other payments each director or director nominee receives, directly or indirectly, from the Company and our subsidiaries in order to determine whether such director or director nominee meets the independence requirements of the NASDAQ Rules and the applicable rules and regulations of the SEC (the “SEC Rules”). The Board has determined that each of Nicholas DiPaolo, David Lauer, David Nichols, Janice Page, Edward Stan, Thomas Von Lehman, Harvey Weinberg and Gordon Zacks, who comprise a majority of the Board, qualifies as independent and has no relationships with the Company and our subsidiaries, either directly or indirectly, including any commercial, industrial, banking, consulting, legal, accounting, charitable, familial or other relationship, that would interfere with the exercise of his or her independent judgment in carrying out his or her responsibilities as a director. When assessing Mr. Lauer’s independence, the Board took into account his service as a director of Huntington Bancshares Incorporated, the holding company of The Huntington National Bank, which is a lender under the Company’s revolving credit facility. When assessing Mr. Weinberg’s independence, the Board took into account his service as a director of Griffin Strategic Advisors LLC, an advisory firm specializing in helping organizations improve profitability and accelerate growth, which provided consulting services to the Company during fiscal 2009 and fiscal 2010. Mr. Von Lehman was determined to qualify as independent because he has not served as an executive officer of the Company since September 30, 2006. Mr. Zacks was determined to qualify as independent because he has not served as an executive officer of the Company since 2004 and has not received payments from the Company during the past three years in an amount or of a type which would disqualify him from being independent under the NASDAQ Rules. Roger Lautzenhiser did not qualify as independent during his period of service in fiscal 2010 (from June 28, 2009 to October 29, 2009, at which time he retired as a director of the Company) because he is a partner of a law firm that has provided services, and continues to provide services, for the Company and our subsidiaries.

The Board has determined that Greg Tunney does not qualify as independent because he is an executive officer of the Company.

Each nominee has furnished the following information, as of September 8, 2010, concerning the age, principal occupation, other affiliations and business experience of the nominee, to the Company:

Director of
		Position(s) Held	the Company	Nominee
		with the Company and	Continuously	for Term
Nominee	Age	Principal Occupation(s)	Since	Expiring in

David Nichols	69	Director of the Company. David Nichols served as President and Chief Operating Officer of Macy’s South, a division of Federated Department Stores, Inc., now known as Macy’s Inc., from 2000 to 2005. During a distinguished 42-year career in retailing, he also held a number of additional key executive positions, including service from 1992 to 1998 as Chairman and Chief Executive Officer of Mercantile Stores Company, Inc. He has served as a director of The Andersons, Inc., an Ohio-based customer-focused company with diversified interests in the agriculture and transportation markets, since 1995; and previously served as a director of the Federal Reserve Bank in Cleveland from 1994 to 2000.	2005	2011(1)

We believe Mr. Nichols brings the perspective of an experienced senior executive officer of large public retailers developed during a career principally within the traditional department store arena. His retail perspective is further enhanced by his service as a director of The Andersons, Inc. since 1995. The experience Mr. Nichols gained during his tenure as a director of the Federal Reserve Bank in Cleveland, Ohio offers our Board access to a macroeconomic perspective not available to many other corporate boards of similarly-sized companies.

(1)	If the proposed amendment to Article Sixth of the Articles of Incorporation (Item 1 on the Proxy) is not adopted by the shareholders, Mr. Nichols will run for a term expiring in 2013.

Director of
		Position(s) Held	the Company	Nominee
		with the Company and	Continuously	for Term
Nominee	Age	Principal Occupation(s)	Since	Expiring In

Nicholas DiPaolo	68	Director of the Company. Nicholas DiPaolo served as Vice Chairman of the Board and Chief Operating Officer of Bernard Chaus Inc., designer and marketer of women’s apparel, from 2001 to 2005. He previously served as Chairman of the Board, President and Chief Executive Officer of Salant Corporation, a $550 million diversified apparel company. He is a director of Foot Locker Inc., an international footwear retailer, and JPS Industries, a manufacturer of specialty extruded and woven materials. He previously served as a director of Bernard Chaus Inc. He has also served as a director of the American Apparel and Manufacturers Association and other industry groups.	2005	2012(2)

Mr. DiPaolo provides valuable guidance based upon his executive experience in the women’s apparel industry, which is closely aligned with a significant portion of our business, and his years of service as a member of the board of directors of a footwear retailer.

(2)	If the proposed amendment to Article Sixth of the Articles of Incorporation (Item 1 on the Proxy) is not adopted by the shareholders, Mr. DiPaolo will run for a term expiring in 2013.

The Board recommends a vote “FOR” the re-election of the respective nominees named above.

While it is contemplated that all nominees will stand for re-election, if one or more nominees at the time of the Annual Meeting should be unable or unwilling to serve, the individuals designated to vote the proxies reserve full discretion to vote the common shares represented by the proxies they hold for the re-election of the remaining nominees and for the election of any substitute nominee designated by the Board, following recommendation by the Nominating and Governance Committee. The Board knows of no reason why any of the individuals identified above as director nominees would be unable or unwilling to serve as a director if re-elected to the Board.

The following information, as of September 8, 2010, concerning the age, principal occupation, other affiliations and business experience of the directors of the Company whose terms extend beyond the Annual Meeting, has been furnished to the Company by each director:

Director of
		Position(s) Held	the Company
		with the Company and	Continuously	Term
Name	Age	Principal Occupation(s)	Since	Expires in

Gordon Zacks	77	Director of the Company. Gordon Zacks has served as non-executive Chairman of the Board of the Company since May 2004. Prior thereto, he served as Senior Chairman of the Board from March 2004 to May 2004, Chairman of the Board and Chief Executive Officer from 1979 to March 2004; and President from 1992 to 1999 and from 2002 to 2004, of the Company.	1959	2011(3)

			Director of
		Position(s) Held	the Company
		with the Company and	Continuously	Term
Name	Age	Principal Occupation(s)	Since	Expires in

		Mr. Zacks has been active in numerous local, state and national charitable, political and religious endeavors throughout his career. He served on the Advisory Committee for Trade Negotiations under Presidents Reagan and G.H.W. Bush, the Advisory Committee for North American Free Trade Agreement and as Chairman of the U.S. & Foreign Commercial Service Advisory Committee. He is author of the book, Defining Moments: Stories of Character, Courage and Leadership, and he is frequently sought after as a speaker on leadership.

		In addition to the perspective and experience gained during his long career as the Company’s President and Chief Executive Officer, we believe Mr. Zacks brings to the Board broad experience relating to domestic and international trade and policy issues. In his role as an author and authority on the qualities of leadership, Mr. Zacks lends a unique dimension to the Board.

David Lauer	68	Director of the Company. David Lauer served as Acting Chief Financial Officer of The Ohio State University’s Medical Center (2002-2005). He is the retired President and Chief Operating Officer, Bank One, Columbus, NA (1997-2001); and was Office Managing Partner of the Columbus office of Deloitte & Touche LLP (1989-1997). He has served as a member of the board of directors of Deloitte & Touche LLP (1988-1995). He is also a director of Huntington Bancshares Incorporated, and Diamond Hill Investment Group, Inc. Mr. Lauer previously served as a director of Wendy’s International, Inc., Tim Hortons Inc. and AirNetSystems, Inc. He has been a Certified Public Accountant since 1968.	2003	2011

		We believe Mr. Lauer offers the keen financial insight of a veteran CPA whose skills have been honed during careers at the highest executive levels in banking and public accounting and, most recently through his service as Acting Chief Financial Officer for one of the nation’s top medical centers as well as his experience as a director of other public companies.

Thomas Von Lehman	60	Director of the Company. Thomas Von Lehman has served as the Managing Director of The Meridian Group, an investment banking and corporate renewal consulting firm based in Pittsburgh, PA, since June 2006. For approximately two years beginning in March 2004, he took a leave from The Meridian Group and served as interim President and Chief Executive Officer of R.G. Barry Corporation. During that time, he led the implementation of the business and financial model upon which the Company’s current operations are based. Mr. Von Lehman, who holds a doctorate in chemistry from the University of Cincinnati, retired in 2001 as Vice President, Specialty Chemicals following a 21-year career with PPG Industries Inc.	2005	2011

		We believe Mr. Von Lehman’s corporate and financial expertise, his skills as a “corporate renewal specialist” and his two years of experience as the Company’s President and Chief Executive Officer give him unique insights into our business.

			Director of
		Position(s) Held	the Company
		with the Company and	Continuously	Term
Name	Age	Principal Occupation(s)	Since	Expires in

Janice Page	61	Director of the Company. Janice Page has served as an independent consultant on merchandising, buying, marketing, retail store operations and management since 1997. Prior to that, she served as a Senior Group Vice President from 1992 to 1997 for Sears, Roebuck and Company (now Sears Holding Company). Ms. Page also serves as a director of American Eagle Outfitters, Inc., a clothing retailer, and as a director of Hampshire Group, Limited, a provider of sweaters, wovens, knits and branded apparel. Ms. Page served as a director of Kellwood Company from 2000 until it was acquired in 2008 and as a trustee of the Glimcher Realty Trust from 2001 to 2004.	2000	2012

		We believe Ms. Page’s experience overseeing areas for Sears, Roebuck and Company including mens’, womens’ and childrens’ apparel as well as athletic footwear and accessories, her work as an independent retail consultant and her service as a director of specialty retailer American Eagle Outfitters, Inc., give her an insider’s view of national chain stores and independent retailers that is valuable in providing a unique strategic dimension to our business.

Harvey Weinberg	72	Director of the Company. Harvey Weinberg has served as the Chairman of Optimer Brands, a textile technology company, since 2007. Previously, he served as Chairman of the Board from 1990 to 1992 and as Chief Executive Officer from 1987 to 1992 of Hartmarx Corporation, clothiers. Mr. Weinberg served as a director of Kellwood Company from 2004 until it was acquired in 2008. He has also previously served as a director of Syms Corporation; a trustee of the Glimcher Realty Trust; a member of the Dean’s Advisory Board of the J.L. Kellogg Graduate School of Management at Northwestern University; an Academic Director in the Kellogg’s Executive Development Program; a visiting Executive Professor at the University of North Florida School of Business; and a director of the National Retail Federation’s Foundation Board.	2001	2012

		We believe Mr. Weinberg’s 35-plus years in the apparel and textile industries and his involvement with management and board educational programs allow him to contribute important insights relating to business trends and corporate governance.

Greg Tunney	49	Greg Tunney joined R.G. Barry Corporation in February 2006 as its President and Chief Operating Officer; assumed the additional title of Chief Executive Officer in May 2006; and was named to the Company’s Board in August 2006. He formerly was President, Chief Operating Officer and a Director of Phoenix Footwear Group Inc. (1998-2005); Vice President National Sales for Brown Shoe Co.; and a merchandising executive with May Department Store Co. He is a current member of the Board of Directors and Treasurer for the industry trade association, Footwear Distributors and Retailers of America (FDRA); and serves on the Board of Directors of the footwear industry philanthropic organization, Two Ten Foundation.	2006	2012

Director of
		Position(s) Held	the Company
		with the Company and	Continuously	Term
Name	Age	Principal Occupation(s)	Since	Expires in

Mr. Tunney’s employment agreement as Chief Executive Officer of the Company provides for Mr. Tunney to be nominated as a director during the term of his employment. Mr. Tunney has significant experience in the footwear industry, in particular in the areas of sales and merchandising. His service as a member of the Board of Directors and Treasurer for the industry trade association, Footwear Distributors and Retailers of America, affords him the opportunity to gain valuable insights into the business trends and issues facing the footwear industry. His experience and service with industry groups give him valuable insights into the footwear business from various points of view.

(3)	If the proposed amendment to Article Sixth of the Articles of Incorporation (Item 1 on the Proxy) is not adopted by the shareholders, Mr. Zacks will run for a term expiring in 2013, thereby leaving a vacancy in the class of directors whose terms expire in 2011.

There are no family relationships among any of the directors, director nominees and executive officers of the Company.

Meetings of and Communications with the Board

The Board held six meetings during fiscal 2010. Each director attended 75% or more of the aggregate of (i) the total number of meetings held by the Board and (ii) the total number of meetings held by the Board committees on which he or she served, in each case during the period he or she served as a director.

In accordance with the Company’s Board Charter & Corporate Governance Guidelines and applicable NASDAQ Rules, the independent directors meet, without management or the non-independent directors, in executive sessions at least twice per year. The executive sessions are chaired by the Chair of each of the Board’s standing committees, as determined prior to or at the beginning of each executive session by the independent directors. In addition, the non-employee directors of the Company meet in executive session on a regularly scheduled basis. These sessions are chaired by the Chairman of the Board.

The Board believes it is important for our shareholders to have a process to send communications to the Board and its individual members. Accordingly, shareholders who wish to communicate with the Board, the independent directors, a group of directors or a particular director may do so by sending a letter to such individual or individuals, in care of Roger Lautzenhiser, Secretary, at the Company’s executive offices, 13405 Yarmouth Road N.W., Pickerington, Ohio 43147. The mailing envelope must contain a clear notation indicating that the enclosed correspondence is a “Shareholder — Board Communication,” “Shareholder — Director Communication” or “Shareholder — Independent Director Communication,” or must be otherwise marked appropriately. All such correspondence must identify the author as a shareholder and clearly state the identity of the intended recipients. The Company’s Secretary will make copies of all such correspondence and circulate them to the appropriate director or directors. We have no screening process with respect to shareholder communications.

Although the Company does not have a formal policy requiring members of the Board to attend annual meetings of the shareholders, the Company encourages all incumbent directors and director nominees to attend each annual meeting of shareholders. All of our then ten incumbent directors, with the exception of Mr. Zacks, and director nominees attended the Company’s last annual meeting of shareholders held on October 29, 2009.

Board Leadership Structure

The Company is led by Greg Tunney, who serves as President and Chief Executive Officer and as a director, and Gordon Zacks, who serves as a non-executive Chairman of the Board. The Company’s Board is currently comprised of Mr. Tunney and eight independent directors, including Mr. Zacks.

The Board has three standing committees: Audit, Compensation and Nominating and Governance. Each of the Audit Committee, the Compensation Committee and the Nominating and Governance Committee is chaired by a separate independent director. Detailed information on each Board committee is contained in the immediately following section captioned “Committees of the Board”.

The Company does not have a fixed policy regarding whether the offices of the Chairman of the Board and the Chief Executive Officer should be vested in the same person or two different people. The Board has determined that the most effective leadership structure for the Company at the present time is for a different person to serve as each of the Chief Executive Officer and the Chairman of the Board, coupled with independent chairs for our Audit, Compensation and Nominating and Governance Committees.

The Board believes that there may be advantages to having a non-executive Chairman of the Board for matters such as communications and relations among the Board, the Chief Executive Officer and other senior management; and assisting the Board in reaching consensus on particular strategies and policies. One of Mr. Zacks’ roles as a non-executive Chairman of the Board is to oversee and manage the Board and its functions, including setting meeting agendas and running Board meetings. In this regard, Mr. Zacks and the Board in their advisory and oversight roles are particularly focused on assisting the Chief Executive Officer and senior management in seeking and adopting successful business strategies and risk management policies.

Committees of the Board

The Board has three standing committees — the Audit Committee, the Compensation Committee and the Nominating and Governance Committee.

Audit Committee.  The Audit Committee, which was established in accordance with Section 3(a)(58)(A) of the Exchange Act, consists of seven independent directors — Nicholas DiPaolo, David Lauer, David Nichols, Janice Page, Edward Stan, Thomas Von Lehman and Harvey Weinberg. Mr. DiPaolo is Chair of the Audit Committee. Each member of the Audit Committee also satisfies the independence requirements of Rule 10A-3 under the Exchange Act.

The Board has determined that each of David Lauer, Edward Stan and Harvey Weinberg qualifies as an “audit committee financial expert” under applicable SEC Rules, by virtue of his experience, including that described on pages 11 and 12 of this Proxy Statement for Messrs. Lauer and Weinberg, respectively. The Board believes that all members of the Audit Committee can read and understand the Company’s consolidated financial statements and are highly qualified to discharge their duties on behalf of the Company and our subsidiaries.

Mr. Lauer currently serves on the audit committees of three public companies, including the Company. The Board has determined that such simultaneous service does not impair Mr. Lauer’s ability to effectively serve on the Company’s Audit Committee.

The Audit Committee is organized and conducts its business pursuant to a written charter. A current copy of the Audit Committee’s charter is posted on the “Investor Room — Corporate Governance” page of the Company’s website at www.rgbarry.com.

The Audit Committee’s duties and responsibilities are set forth in its charter. Its primary functions are to assist the Board in its oversight of: (1) the integrity of the Company’s financial statements; (2) the Company’s compliance with legal and regulatory requirements; (3) the qualifications and independence of the Company’s independent public accounting firm (sometimes also referred to as the Company’s “independent auditors”); and (4) the performance of any existing Company’s internal audit function and independent auditors. The Audit Committee’s specific responsibilities include, among others: (1) appointing the Company’s independent auditors for each fiscal year and recommending that appointment be ratified by the Company’s shareholders as well as determining the terms of engagement, including the proposed fees and terms of service; (2) overseeing and evaluating the work of the independent auditors; (3) reviewing and approving in advance all audit services and all permitted non-audit services; (4) reviewing the independence and objectivity of the independent auditors; (5) determining Company hiring policies for employees or former employees of the independent auditors; (6) reviewing the Company’s accounting policies and practices and financial statement presentations; (7) reviewing and evaluating the activities of the Company’s independent auditors and personnel responsible for the internal audit function; (8) reviewing with management and the independent auditors reports and recommendations relating to the integrity of the Company’s internal accounting procedures and controls; (9) preparing an annual report for inclusion in the Company’s proxy statement; (10) establishing procedures for the receipt, review, retention and treatment of complaints received by the Company concerning accounting, internal controls or auditing matters, as well as the confidential, anonymous submissions by employees of the Company of concerns regarding questionable accounting or auditing matters; (11) reviewing all related party transactions that would be required to be disclosed in the Company’s annual proxy statement for potential conflicts of interest situations and approve such transactions, if appropriate; and (12) other matters required by applicable SEC Rules and NASDAQ Rules.

The Audit Committee met four times during fiscal 2010, and its related report is included beginning on page 43. Pursuant to its charter, the Audit Committee has the authority to retain such accounting, legal and other advisors as it deems appropriate to carry out its functions, including the sole authority to approve the fees and other terms of such advisors’ retention.

Compensation Committee.  The Compensation Committee is comprised of seven independent directors — Nicholas DiPaolo, David Lauer, David Nichols, Janice Page, Edward Stan, Thomas Von Lehman and Harvey Weinberg. Ms. Page is the Chair of the Compensation Committee. Each member of the Compensation Committee is a “non-employee director” with the meaning of Rule 16b-3 under the Exchange Act and an “outside director” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”). The Compensation Committee is organized and conducts its business pursuant to a written charter adopted by the Board. A current copy of the Compensation Committee’s charter is posted on the “Investor Room — Corporate Governance” page of the Company’s website at www.rgbarry.com.

The Compensation Committee’s charter sets forth the duties and responsibilities of the Compensation Committee which include, among others: (1) reviewing, approving and overseeing the process and substance of the Company’s executive compensation policy; (2) evaluating the performance of the Chief Executive Officer and other executive officers of the Company in light of corporate goals and objectives approved by the Compensation Committee; (3) establishing and approving annually the individual elements of total compensation for the Chief Executive Officer and other executive officers of the Company; (4) determining whether the Company should enter into employment agreements, including change in control or severance agreements, with its executive officers; (5) approving the annual base salary, annual incentive awards and long-term incentive awards, including all equity-based awards, and other perquisites and benefits, direct and indirect, of the Chief Executive Officer and other executive officers of the Company; (6) administering the Company’s equity-based plans; (7) reviewing new executive compensation programs and, on a periodic basis, the operation of the Company’s existing executive compensation programs; (8) reviewing and making recommendations to the Board regarding the appropriate fee amounts to be paid to the Company’s non-employee directors; and (9) preparing the annual Compensation Committee Report, as required under applicable SEC Rules, for inclusion in the Company’s proxy statement.

Pursuant to its charter, the Compensation Committee has the authority to retain compensation consultants as it deems appropriate to carry out its functions, including the sole authority to approve the fees and other retention terms for any such consultants.

The Compensation Committee met six times during fiscal 2010, and its related report has been included on page 20. The Company’s processes and procedures for considering and determining compensation of our executive officers are discussed below under the caption “COMPENSATION DISCUSSION AND ANALYSIS.”

Nominating and Governance Committee.  The Nominating and Governance Committee consists of all of the Company’s independent directors — Nicholas DiPaolo, David Lauer, David Nichols, Janice Page, Edward Stan, Thomas Von Lehman, Harvey Weinberg and Gordon Zacks. Mr. Stan serves as Chair of the Nominating and Governance Committee. The Nominating and Governance Committee is organized and conducts its business pursuant to a written charter adopted by the Board. A current copy of the Nominating and Governance Committee’s charter is posted on the “Investor Room — Corporate Governance” page of the Company’s website at www.rgbarry.com.

The Nominating and Governance Committee’s primary responsibility is to create and maintain the overall corporate governance principles and policies for the Company. The Nominating and Governance Committee’s

specific responsibilities include, among others: (1) recommending to the Board policies to enhance the Board’s effectiveness; (2) developing and periodically reviewing the Company’s corporate governance policies; (3) creating and maintaining a Code of Business Conduct and Ethics for directors, officers and employees; (4) approving service by a director of the Company on the board of directors of another publicly-traded company; (5) assessing on a regular basis the qualifications needed by the Board in the context of the current status of the Board; (6) conducting evaluations of the directors whose terms of office expire each year; (7) recommending to the Board the slate of nominees to be recommended to the shareholders for election and any directors to be elected by the Board to fill vacancies; (8) recommending the directors to be selected for membership on Board committees, including the chairs of the committees; and (9) recommending to the Board annually the individual to be appointed as Chief Executive Officer of the Company for the ensuing year; and (10) periodically initiating and overseeing performance evaluations for the Board as a whole.

The Nominating and Governance Committee met four times during fiscal 2010.

Nominating Procedures

The Nominating and Governance Committee is responsible for overseeing a broad range of issues surrounding the composition and operation of the Board, including identifying candidates qualified to become directors and recommending director nominees to the Board. When considering candidates for the Board, the Nominating and Governance Committee evaluates the entirety of each candidate’s credentials but does not have specific eligibility requirements or minimum qualifications that must be met by a Nominating and Governance Committee recommended nominee and has not adopted a formal policy with regard to the consideration of diversity in identifying director nominees. The Nominating and Governance Committee considers those factors it deems appropriate, including maturity in judgment, diversity, experience, skills, accountability and integrity, financial literacy, high performance standards, other board appointments, industry knowledge, networking/contacts and degree of independence from management. Depending on the current perceived needs of the Board, the Nominating and Governance Committee may weigh certain factors more or less heavily than others. The Nominating and Governance Committee does, however, believe that all members of the Board should have the highest character and integrity, a reputation for working constructively with others, sufficient time to devote to Board matters and no conflicts of interest that would interfere with the performance of the duties of a director of the Company.

The Nominating and Governance Committee considers candidates for the Board from any reasonable source, including shareholder recommendations, and does not evaluate candidates differently based on who makes the recommendation. Pursuant to its charter, the Nominating and Governance Committee has the authority to retain consultants and search firms to assist in the process of identifying and evaluating director candidates and to approve the fees and other retention terms for any such consultant or search firm. The Nominating and Governance Committee has never used a consultant or search firm for such purpose and, accordingly, the Company has paid no such fees.

Shareholders may recommend director candidates for consideration by the Nominating and Governance Committee by giving written notice of the recommendation to Edward Stan, Chair of the Nominating and Governance Committee, c/o R.G. Barry Corporation, 13405 Yarmouth Road N.W., Pickerington, Ohio 43147. The recommendation should include the candidate’s name, age, business address, residence address and principal occupation or employment as well as a description of the candidate’s qualifications, attributes and other skills. A written statement from the candidate consenting to serve as a director if elected and a commitment by the candidate to meet personally with the Nominating and Governance Committee members should accompany any such recommendation. The Nominating and Governance Committee will consider candidate recommendations from shareholders for the 2011 Annual Meeting of Shareholders, which are submitted not later than July 17, 2011. Any shareholder who wishes to formally nominate one or more individuals must follow the procedures described below.

The Board, taking into account the recommendations of the Nominating and Governance Committee, selects nominees for election as directors at each annual meeting of shareholders. Shareholders who wish to formally nominate one or more individuals for election as a director at an annual meeting may do so, provided they comply with the nomination procedures set forth in the Company’s Articles of Incorporation and applicable SEC Rules. Each notice of director nomination must be received by the Company’s Secretary not less than 30 days or more than

60 days prior to any meeting of shareholders called for the election of directors. However, if less than 35 days’ notice of the meeting is given to the shareholders, the shareholder notice must be mailed or delivered to the Company’s Secretary not later than the close of business on the seventh day following the day on which the notice of the meeting was mailed. Each shareholder notice of nomination must contain the following information: (a) the name, age, business and, if known, residence address of the nominee; (b) the principal occupation or employment of the nominee; (c) the number of common shares beneficially owned by the nominee and by the nominating shareholder; and (d) any other information concerning the nominee that must be disclosed of nominees in proxy solicitations under applicable SEC Rules. Each nomination must be accompanied by the written consent of the proposed nominee to serve as a director if elected. The Company’s Secretary must receive notice of nominations for the 2010 Annual Meeting by October 5, 2010.

Compensation Committee Interlocks and Insider Participation

Except for Mr. Stan, who last served as an executive officer of the Company in 1985 and receives retirement benefits as a former executive officer, and Mr. Von Lehman, who last served as an executive officer of the Company in May 2006 and as an employee of the Company in September 2006, no other member of our Compensation Committee serves or has served at any time as one of our officers or employees or is a party to any related person transaction required to be disclosed under Item 404 of SEC Regulation S-K. None of our executive officers has served on the board of directors or compensation committee (or other committee performing equivalent functions) of any other entity that has an executive officer serving as a member of our Board or Compensation Committee.

Board Charter & Corporate Governance Guidelines

The Board has adopted the Board Charter & Corporate Governance Guidelines, which are available on the “Investor Room — Corporate Governance” page of the Company’s website at www.rgbarry.com. The Guidelines, which are applicable to our Board, address issues relating to: (1) Board responsibilities; (2) Board selection and composition, including Board size and classification, independence of the Board, Board membership criteria and selection of new directors; (3) the Chairman of the Board, (4) service on multiple boards of directors; (5) Board communications, including disclosure policy and interaction with investors and other third parties; (6) Board compensation; (7) Board meetings, including agenda items, distribution of Board materials, executive sessions of independent directors and number of Board meetings; (8) Board access to independent advisors; (9) stock ownership; (10) succession planning; and (11) committee matters, including number, structure and independence of committees, compensation of committee members, selection of committee chairs and assignment and rotation of committee members and chairs.

Code of Business Conduct & Ethics

The Board has adopted a Code of Business Conduct & Ethics, which is posted on the “Investor Room — Corporate Governance” page of the Company’s website at www.rgbarry.com. This Code, which is applicable to all of our directors, officers and employees, addresses issues relating to: (1) conflicts of interest; (2) corporate opportunities; (3) use of inside information; (4) corporate communications; (5) fair dealing; (6) confidentiality; (7) accounting practices; (8) records retention; (9) compliance with laws, rules and regulations; (10) the duty to report suspected violations and consequences of violations; and (11) other Company policies and procedures.

Board Role in Risk Oversight

Our Board has overall responsibility for risk oversight with a focus on the most significant risks facing the Company. Not all risks can be dealt with in the same way. Some risks may be easily perceived and controllable, and other risks are unknown. Some risks can be avoided or mitigated by particular behavior, and some risks are unavoidable as a practical matter. For some risks, the potential adverse impact would be minor, and, as a matter of business judgment, it may not be appropriate to allocate significant resources to avoid the adverse impact. In other cases, the adverse impact could be significant, and it is prudent to expend resources to seek to avoid or mitigate the potential adverse impact. In some cases, a higher degree of risk may be acceptable because of a greater perceived potential for reward.

Management is principally responsible for identifying risks and risk controls related to significant business activities; mapping the risks to Company strategy; and developing programs and recommendations to determine the sufficiency of risk identification, the balance of potential risk to potential reward and the appropriate manner in which to control risk. The Board implements its risk oversight responsibilities by having management provide periodic reports on the significant risks that the Company faces and how the Company is seeking to control or mitigate such risks, if and when appropriate. In some cases, risk oversight is addressed as part of the full Board’s engagement with the Chief Executive Officer and management. In other cases, a Board committee is responsible for oversight of specific risk topics. For example, the Audit Committee oversees issues related to internal control over financial reporting; the Nominating and Board Governance Committee oversees issues related to the Company’s governance structure, corporate governance matters and processes and risks arising from related person transactions; and the Compensation Committee oversees risks related to compensation programs, as discussed in greater detail below. Presentations and other information for the Board and Board committees generally identify and discuss relevant risks and risk controls; and the Board members assess and oversee the risks as a part of their review of the related business, financial or other activity of the Company.

Risk Assessment in Compensation Programs.  Consistent with new SEC disclosure requirements, management has assessed the Company’s compensation programs and has concluded that the Company’s compensation policies and practices for our associates do not create risks that are reasonably likely to have a material adverse effect on the Company. This assessment was overseen by the Compensation Committee, in consultation with its independent counsel and independent compensation consultant.

In particular, in reaching its conclusion, the Company has reviewed the compensation of all associates in light of the following potential areas of risk:

•	a business unit that carries a significant portion of the Company’s risk profile;

•	a business unit whose compensation structure is significantly different than other business units;

•	a business unit that is significantly more profitable than others; and

•	a business unit whose compensation expense is a significant percentage of the unit’s revenues.

The Company does not believe that any of these specific areas of risk apply to the Company’s compensation policies and practices in any meaningful manner. Further information on the risk assessment undertaken in respect of the Company’s compensation programs is included under the subcaption “Risk Assessment” beginning on page 26 of this Proxy Statement within the section captioned “COMPENSATION DISCUSSION AND ANALYSIS”.

COMPENSATION OF DIRECTORS

The following table summarizes compensation awarded or paid to, or earned by, each of the individuals who served as a director of the Company during fiscal 2010.

Director Compensation for Fiscal 2010

					Change in
					Pension
	Fees				Value and
	Earned or			Non-Equity	Nonqualified
	Paid in	Stock	Option	Incentive Plan	Deferred	All Other
	Cash(1)	Awards(2)	Awards(3)	Compensation	Compensation	Compensation	Total
Name	($)	($)	($)	($)	Earnings ($)(4)	($)	($)

Gordon Zacks	55,000	30,002	—	—	—	32,805 (5)	117,807
Nicholas DiPaolo	55,000	30,002	—	—	—	—	85,002
David Lauer	45,000	30,002	—	—	—	—	75,002
David Nichols	45,000	30,002	—	—	—	—	75,002
Janice Page	55,000	30,002	—	—	—	—	85,002
Edward Stan	55,000	30,002	—	—	—	—	85,002
Thomas Von Lehman	45,000	30,002	—	—	—	—	75,002
Harvey Weinberg	45,000	30,002	—	—	—	—	75,002
Roger Lautzenhiser(6)	15,000	—	—	—	—	—	15,000

(1)	Directors of the Company are paid on an annual retainer basis for the cash portion of their compensation for service on the Board and its standing committees; chairs of the standing Board committees receive an additional annual retainer for their role on those committees. This compensation approach for directors of the Company has been in effect since fiscal 2008. For fiscal 2010, directors of the Company who were not employees of the Company or its subsidiaries received an annual retainer of $45,000 for service as a director. The Chairman of the Board and the Chairs of the Audit Committee, the Compensation Committee and the Nominating and Governance Committee each received an additional annual retainer of $10,000.

Greg Tunney, the Company’s President and Chief Executive Officer, is not included in this table because, as an employee of the Company, he received no additional compensation for service as a director during fiscal 2010. The compensation received by Mr. Tunney as an employee of the Company is shown in the “Fiscal 2010 Summary Compensation Table” on page 33 of this Proxy Statement.

(2)	The amounts shown in this column represent the aggregate grant date fair value of the RSUs granted to the non-employee directors in Fiscal 2010, as computed in accordance with FASB ASC 718 (the Stock Compensation topic). These amounts exclude the impact of estimated forfeitures, as required by SEC Rules. Generally, RSUs granted to the directors vest on the first anniversary of the grant date. See “Note (1) (o) — Shareholders’ Equity” and “Note (11) — Shareholders’ Equity” of the Notes to Consolidated Financial Statements included in “Item 8. Financial Statements and Supplementary Data.” of the Company’s Annual Report on Form 10-K for fiscal 2010 (the “2010 Form 10-K”) for assumptions used and additional information regarding the RSU awards. No directors forfeited RSUs during fiscal 2010.

On May 13, 2010, the Company granted each of the individuals then serving as non-employee directors of the Company 2,882 RSUs covering one common share each and having an eight-month vesting period. Each of these RSUs had a fair value of $10.41 at grant date. As of July 3, 2010, each non-employee director of the Company held 2,882 outstanding nonvested RSUs. Under the Company’s Deferral Plan, recipients of RSU awards may defer receipt of common shares of the Company that would otherwise have been received by the recipient upon vesting of his or her RSUs. Any such awards deferred are not eligible for dividends during the period in which they have been deferred. David Lauer and Janice Page elected to defer receipt of the common shares underlying their respective RSUs that vested in May 2007, May 2008, May 2009 and May 2010 — in each case reflecting 22,171 common shares as to which receipt has been deferred. Harvey Weinberg elected to defer receipt of the common shares underlying his RSUs that vested in May 2007 and May 2008, reflecting 8,996 common shares as to which receipt has been deferred. David Nichols and Ed Stan elected to defer receipt of the common shares underlying their respective RSUs that vested in May 2008, May 2009 and May 2010 — in each case, reflecting 16,508 common shares as to which receipt has been deferred. Roger Lautzenhiser, who served as a director during fiscal 2010 from July 28, 2009 to October 29, 2009, held no outstanding RSUs as of July 3, 2010.

(3)	The Company granted no options to any non-employee director during fiscal 2010.

As of July 3, 2010, none of the non-employee directors held any options outstanding, with the exception of David Lauer, who held 6,250 options outstanding. Roger Lautzenhiser, who served as a director during fiscal 2010 from June 28, 2009 to October 29, 2009, held no outstanding options as of July 3, 2010.

(4)	Two directors, Messrs. Zacks and Stan, are participants in Company qualified and supplemental pension plans as a result of their prior service as employees of the Company. None of the payments received by Messrs. Zacks or Stan under the Company’s pension plans are conditioned on their service as a director of the Company, and no continuing benefit accruals are made on behalf of Messrs. Zacks or Stan under the Company’s pension plans as a result of their service as directors of the Company.

(5)	Mr. Zacks retired as an employee of the Company on July 1, 2004. Mr. Zacks and the Company are parties to a separation agreement dated March 10, 2004 pursuant to which Mr. Zacks retired from his positions as President and Chief Executive Officer of the Company. The Company is obligated under that agreement to maintain Mr. Zacks’ life insurance benefits, including a split-dollar policy, until his death for as long as the Company can maintain such insurance without additional premium costs. The Company also agreed for a five-year period ended September 1, 2009 to reimburse Mr. Zacks for office-related costs of $45,000 per year. In fiscal 2010, the Company paid Mr. Zacks $15,000 for such costs. In fiscal 2010, there was $11,226 in attributed income on payments made by the Company on behalf of Mr. Zacks on a split-dollar life insurance policy held by the Company on his life. The Company is obligated to gross up for taxes from the impact of the split-dollar payments attributed to Mr. Zacks, which amounted to $6,579 for fiscal 2010.

Under an agreement dated September 27, 1989, as amended, the Company agreed, upon the death of Mr. Zacks, to purchase from his estate, at the estate’s election, up to $4 million of the Company’s common shares held by Mr. Zacks at the time of his death. The common shares would be purchased at their fair market value at the time the estate exercises its put right. The estate’s put right expires after the second anniversary of Mr. Zacks’ death. The Company agreed to fund its potential obligation to purchase the common shares by purchasing and maintaining life insurance during Mr. Zacks’ lifetime. In addition, Mr. Zacks agreed that, for a period of 24 months following his death, the Company will have a right of first refusal to purchase any common shares owned by Mr. Zacks at his death if his estate elects to sell the common shares.

(6)	During fiscal 2010, Roger Lautzenhiser served as a director from June 28, 2009 to October 29, 2009, when he retired from the Board.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the following “COMPENSATION DISCUSSION AND ANALYSIS” with management. Based on such review and discussion, the Compensation Committee has recommended to the full Board and the Board approved, that the “COMPENSATION DISCUSSION AND ANALYSIS” be included in this Proxy Statement and incorporated by reference into the Company’s 2010 Form 10-K.

Submitted by the Compensation Committee of the Board of Directors:

Janice Page, Chair Nicholas DiPaolo David Lauer David Nichols	Edward Stan Thomas Von Lehman Harvey Weinberg

COMPENSATION DISCUSSION AND ANALYSIS

Introduction:

This Compensation Discussion and Analysis (CD&A) describes the Company’s compensation approach and specifically describes the total compensation for the following named executive officers (“NEOs”):

•	Greg Tunney, President and Chief Executive Officer (“CEO”)

•	Jose Ibarra, Senior Vice President-Finance and Chief Financial Officer (“CFO”)

•	Glenn Evans, Senior Vice President-Global Operations

•	Lee Smith, Senior Vice President-Creative Services

•	Gregory Ackard, Senior Vice President-Sales

Executive Summary:

Company Financial and Operating Performance:

Management’s success in achieving its annual and long-term goals while adapting and guiding the Company through evolving business environments remains foremost among the critical elements weighed by the Compensation Committee in its annual determination of executive compensation.

In fiscal 2010, management once again delivered top quartile operating results and further strengthened the Company’s position as one of the best performing publicly-owned accessory footwear companies in the United States. Additionally, management continued its investment in and focus on the development of an organizational culture that is designed to further enhance performance and foster significant future success.

For the fifth consecutive year, the Company’s revenue/income growth, inventory productivity, expense management, return on assets, return on shareholders’ equity and earnings per common share each met or exceeded the operating plan prepared by management and approved by the Board.

The Compensation Committee believes that the Company’s ability to consistently produce such superior results is directly linked to management’s focus on planning and nurturing realistic, sustainable growth, both short-term and long-term. Additional critical performance measures include return on capital, controlling risk, improving liquidity, increasing cash reserves, protecting the balance sheet and generating an appropriate return on investments.

Executive Compensation Highlights for Fiscal 2010:

•	During fiscal 2010, base salaries for the NEOs averaged out to about 5.0%.

•	The fiscal 2010 annual bonus matrix under the Fiscal Year 2010 R.G. Barry Management Bonus Plan (the “2010 Bonus Plan”) was in line with our matrix and methodology. The Company has a long-standing methodology and matrix that has been used to reinforce the achievement of the annual operating plan. We appropriately increased target and maximum bonus for each of the NEOs and other executive officers.

•	We continued to use performance-based RSUs as the Company’s primary form of long-term equity compensation. Consistent with our historical approach, we looked at both competitive market levels as well as individual performance to determine individual RSU grants, based on our Company peer group.

•	We implemented Stock Ownership Guidelines for each of our NEOs with the goal that each covered executive officer achieve ownership of a number of common shares and unvested RSUs with a market value equal to a multiple of the covered executive officer’s base salary.

Compensation Committee:

The Compensation Committee of the Board is responsible for overseeing our executive compensation program and is comprised entirely of independent, non-employee directors. The Compensation Committee annually reviews the performance and compensation of the CEO and makes recommendations to the Board on changes to his compensation. The Compensation Committee reviews the performance and compensation of the CEO in executive session, without the CEO or other members of Company management present. Decisions on executive officer compensation are made by the Compensation Committee, although compensation levels for executive officers other than the Company’s CEO have historically been recommended to the Compensation Committee by the CEO, who has substantial knowledge of the contributions made by the individual executive officers.

Philosophy and Objectives:

The compensation program for the Company’s CEO and other executive officers is administered in a manner that:

•	Pays for Performance — The majority of compensation is tied to base salary, with a significant variable portion tied to the performance of the individual and the Company overall.

•	Responds to Competitiveness — All components of compensation are set competitively as compared against appropriate peer companies so that the Company can continue to attract, retain and motivate high performing executive talent.

•	Focuses Accountability on Short-term and Long-term Performance — Annual performance bonuses and long-term incentives reward an appropriate balance of short-term and long-term financial and strategic business results, with an emphasis on managing the Company’s business for the long-term.

•	Provides Alignment with Shareholder Interests — Long-term incentives align decision-making with the interests of the Company’s shareholders.

The Compensation Committee has the responsibility to create a compensation program that embraces the above philosophy in a manner that attempts to achieve the optimal balance between employee attraction, retention and motivation and expense control. In seeking that balance, the Compensation Committee looks to market data to set compensation targets that are competitive with an executive peer group consisting of companies that are similar in revenue and industry with the Company, but it also takes into account the current financial performance of the Company.

Role of CEO:

After a review of the analyses conducted by the independent compensation consultant along with the performance of the Company and individual executive officers, the CEO recommends to the Compensation Committee base salaries, target annual bonus levels, and long-term incentive grants for the Company’s executive officers, other than himself. The Compensation Committee then considers, discusses, modifies as appropriate, and acts on such proposals in determining the overall compensation program for executive officers.

Role of Compensation Consultant:

The Compensation Committee retained Hewitt Associates LLC (“Hewitt”) as its independent consultant on executive and director compensation. In October 2010, the executive compensation consulting area of Hewitt will divest from Hewitt and become Meridian Compensation Partners LLC. Hewitt works at the direction of the Compensation Committee on executive compensation. Hewitt’s mandate was to serve and work for the Compensation Committee in its review of executive and director compensation practices, including the competitiveness of pay levels, executive compensation design issues, market trends, and technical considerations. The nature and scope of services rendered by Hewitt on the Compensation Committee’s behalf are described below:

•	Benchmarking analyses, including executive peer group surveys, proxy data studies, director pay studies, dilution analyses and market trends;

•	Ongoing support with regard to the latest relevant regulatory, technical and/or accounting considerations impacting compensation and benefit programs;

•	Assistance with the redesign of any compensation or benefit programs, as desired or needed;

•	Preparation for and attendance at selected management, Compensation Committee or Board meetings; and

•	Other miscellaneous requests that occur throughout the year.

The Compensation Committee did not direct Hewitt to perform the above services in any particular manner or under any particular method. The Compensation Committee has final authority to hire and terminate Hewitt or any other consultant at any time, and the Compensation Committee evaluates the performance of the consultant annually. Hewitt representatives attended Compensation Committee meetings in fiscal 2010 and assisted the Compensation Committee, as needed, with the market data and a benchmarking assessment of executive pay, annual incentive plan design and CEO compensation.

Hewitt also provided other benefits consulting services to management, with the fees for such services being less than $120,000 during fiscal 2010.

In fiscal 2010, the Compensation Committee reviewed the total direct compensation (base salary, annual bonus and long-term incentives) for the executive officers, including the NEOs, and laid out the goals and objectives for compensation strategy. The Compensation Committee assessed the competitiveness of the Company’s executive compensation as compared to a peer group of public companies, as well as general executive compensation surveys as recommended by Hewitt. Hewitt recommended to the Compensation Committee a group of companies and the methodology to be used in determining a peer group was based on the following criteria:

•	Same or similar industry with emphasis of footwear and apparel/ accessories companies at national level, and similar size companies by revenue and market value at local level;

•	Comparable size as defined by revenue and market value: R.G. Barry’s revenue should ideally fall near the median for national peer group companies and local peer group companies;

•	Ownership structure based on U.S. publicly-traded companies;

•	Location should have a broad, national representation and/or Ohio based representation; and

•	Market benchmarks based on a sufficient number of companies for credible market benchmarks.

In fiscal 2010, the Compensation Committee also expanded the group of peer companies to include Ohio-based companies in order to ensure it has both a national and regional reference for compensation evaluation purposes. This expanded peer group of companies provides us with a basis for evaluating total compensation levels for each of our executive officers at competitive market levels that are relevant for the Company.

The specific peer companies referenced in fiscal 2010 included:

Industry Peer Group Companies
Crown Crafts, Inc.	Deckers Outdoor Corporation
Delta Apparel, Inc.	Hampshire Group, Limited
Heelys, Inc.	Joe’s Jeans Inc.
K-Swiss Inc.	LaCrosse Footwear, Inc.
Lakeland Industries, Inc.	Rocky Brands, Inc.
Steven Madden, Ltd.	Tandy Brands Accessories, Inc.
Weyco Group, Inc.

Ohio-Based Peer Group Companies (excluding financial institutions)

AtriCure, Inc.	Avalon Holdings Corporation
CECO Environmental Corp.	Core Molding Technologies, Inc.
Energy Focus, Inc.	Frisch’s Restaurants, Inc.
Hawk Corporation	Keithley Instruments, Inc.
Meridian Bioscience, Inc.	Multi-Color Corporation
Pinnacle Data Systems, Inc.	Preformed Line Products Company
Rex American Resources Corporation (formally Rex Stores Corporation)	Rocky Brands, Inc.
SIFCO Industries, Inc.

As an additional market reference point, the Compensation Committee also reviewed market data from public and private survey sources.

The Compensation Committee made the following observations as to the Company’s competitive posture versus market and compensation objectives, which are described in further detail under the subcaption “Compensation Program Elements” below:

•	As a group, total direct compensation for the Company’s executive officers approximated between the 50th and 65th percentile range of the peer group companies.

•	Base salaries, in general, are well aligned with market data.

•	Target bonus as a percent of salary for most executive officer positions falls below the 50th percentile of the peer group companies.

•	Long-term incentives are generally between the 50th and 65th percentile range of the peer group companies for most executive officer positions.

Compensation Program Elements:

For fiscal 2010, the Compensation Committee continued to target the Company’s executive officer total compensation between the 50th and 65th percentile range of the peer group companies for similar positions. The Company’s market compensation objectives provide a directional reference for competitiveness when both the Company and the individual executive officer are meeting performance expectations. Further, in applying compensation objectives to actual pay decisions, the Compensation Committee’s use of market data as a reference point provides the flexibility for the Compensation Committee to apply judgment in reviewing the specific facts and circumstances of other areas the Compensation Committee considers in the pay process. Overall, the Compensation Committee believes that the amount and elements of its executive compensation program are reasonable and in the best interests of the Company and our shareholders in light of current market conditions and the limited pool of top accessory footwear executive candidates.

Competitive Compensation
Philosophy Versus Peer
Element	Description	Group Companies

Base Salary	Fixed compensation element to pay for experience, expertise and knowledge Provide base level of compensation at or slightly above peers to attract and retain executive officers	50th — 65th percentile

Annual Performance Bonus
Focus on attaining annual Company performance goals and other strategic objectives

Set individual target opportunities at or slightly above peers to attract, retain and motivate executive officers to drive shareholder value
50th — 65th percentile

Total Cash	Base Salary plus Annual Performance Bonus	50th — 65th percentile

Long-Term Incentive Award
RSUs link the interests of executive officers and shareholders, encourage stock ownership and provide further emphasis on Company financial performance

Designed to be competitive with peers and maintain a balanced focus on short-term and long-term performance while managing share dilution levels
50th percentile

Total Direct Compensation	Base Salary, Annual Performance Bonus, and Long-Term Incentive Award	50th — 65th percentile

Benefits	Basic 401(k) plan and health and welfare benefits provide financial security Other benefits, which are limited, provided to meet competitive needs	We have no stated percentile target for benefits except to be generally competitive with our peer group companies

Total Compensation	Base Salary, Annual Performance Bonus, Long-Term Incentive Award, and Benefits	50th — 65th percentile

Compensation Committee’s Process for Setting Executive Compensation:

The process for setting annual levels of the key compensation elements is conducted in the beginning of the fiscal year. However, compilation of information regarding peer group company practices and trend development, analysis of our programs and outcomes and discussion of possible program changes begins several months earlier. Also, throughout the year, the Compensation Committee considers overall structure and elements of compensation and updates the types of compensation incentive and/or benefits deemed appropriate.

The Compensation Committee seeks information and advice from Hewitt in fulfilling its responsibilities to determine executive compensation. The Compensation Committee generally considers the following factors when establishing the annual levels for the compensation elements:

•	For each executive officer: the market value of each compensation element and the total of all the compensation elements representing the annual package is reviewed to be consistent with the program objectives. Factors considered on an individual basis include prior years’ compensation levels, prior years’ compensation levels, and prior year performance;

•	For each executive officer: performance, including accomplishment of individual objectives and demonstrated leadership, change in scope of responsibilities and evaluation by the CEO;

•	For executive officers as a group: internal equity among executive officers for each element and the total compensation opportunity;

•	For each executive officer: to have a significant portion of compensation be variable “at risk” pay tied to both short-term and long-term performance-based incentives, and with a greater percent of compensation being “at-risk” as the scope of responsibilities increases;

•	Peer group company data, which serve as a baseline for considering base salary, annual performance bonus and total compensation;

•	Prior year Company performance and the context of performance results;

•	Company’s financial position, current year budget and projections;

•	Number of common shares available to grant under our Amended and Restated 2005 Long-Term Incentive Plan (the “2005 LTIP”), dilution based on previously-issued and current equity awards and overhang calculations;

•	External factors, such as market conditions for a particular job or skill set; and

•	CEO’s recommendations and performance ratings.

There is no established formula for weighting these factors, some of which are intangible and not readily quantifiable, or a pre-established priority. Depending on the given year or the executive officer, the Compensation Committee may find certain factors more significant than others. In total, however, they provide necessary context and perspective for determining the relative value of different executive officers to the Company and for developing a compensation program that will meet program objectives and provide the appropriate performance incentives.

Risk Assessment:

Our compensation programs are balanced and focused on creating shareholder value over the long term. Under this structure, the highest amount of compensation can be achieved through consistent superior performance over sustained periods of time. This provides strong incentives to manage the Company for the long term, while avoiding excessive risk taking in the short term. Goals and objectives reflect a balanced mix of quantitative and qualitative performance measures to avoid excessive weight on a single performance metric. Nonetheless, because performance-based incentives play a large role in our executive compensation program, we believe that it is important to ensure that these incentives do not result in our executive officers taking actions that may conflict with the long-term best interests of the Company’s shareholders. We address this is several ways. First, we believe that base salaries are a sufficient component of the total compensation to discourage “excessive” risk taking. Second, the earnings goals under our annual performance bonus plan are based upon budgeted earnings levels that are reviewed and approved by the Board, and that we believe are challenging yet attainable without the need to take inappropriate risks or make material changes to our operating business model or strategy. Third, our RSU awards are based on executive officer leadership competencies, primarily assessed by the CEO and approved by the Board. These RSU awards are structured to have performance-based accelerated features and a five-year cliff-vesting period, which mitigate against the taking of short-term risks.

This year, Hewitt and the Compensation Committee conducted a thorough risk assessment of the Company’s compensation policies and programs:

Program Features	Comments on the Company’s Approach(1)

Measures	• Annual incentives are based on pre-tax income
• Long-term incentives are based on absolute common share price appreciation with pre-tax income used as a vesting accelerator on RSUs
Alignment	• Pre-tax income and absolute common share price appreciation measures align with shareholder value creation
Controls	• Pre-tax income is calculated at the corporate level
• No one person has total influence on results
• Internal controls and audits significantly reduce risk of misstatement
• Compensation Committee reviews and approves incentive plan payouts
Pay Mix	• Balanced officer pay mix across base salary, annual incentives (bonuses), and long-term incentives
Formula/ Subjectivity	• Annual bonus plan framework based on formula and performance/ payout mix
• Compensation Committee has ability to apply discretion in determining awards
Payout Caps	• Annual bonus plan has payout cap, generally at 200% of target for NEOs and other executive officers in the Company
• Use of RSUs emphasizes long-term value creation and mitigates potential for excessive short-term risk-taking
Severance	• Severance features and levels are conservative and in line with market practices relevant for a company our size and structure
• Compensation Committee regularly reviews potential termination pay values for CEO
Clawbacks	• No formal policy in place for Compensation Committee to recoup incentive awards paid as a result of financial restatement due to intentional misconduct of officers
Stock Ownership	• Annual RSU grants with 5-year vesting schedule reinforce stock ownership
• Executive stock ownership guidelines adopted in October 2009 provide expectation of meaningful, long-term stock ownership levels among officer group

(1)	NOTE: This review was performed pending release of final SEC Rules in this area, which release occurred on December 16, 2009.

Overall observation was that the Company’s program reflects a well-balanced approach that encourages an appropriate level of risk-taking behavior.

Base Salary:

The base salaries of the CEO and other executive officers and subsequent adjustments to those base salaries are determined relative to the following factors: (1) the importance to the Company of the executive officer’s job function; (2) the individual’s performance in his/her position; (3) the individual’s potential to make a significant contribution to the Company in the future; and (4) a comparison of industry pay practices. The Compensation Committee believes that all of these factors are important and the relevance of each factor varies from individual to individual. The Compensation Committee historically has not assigned any specific weight to any of these factors in the evaluation of any executive officer’s base salary. The Compensation Committee believes that it is important for the Company to remain competitive in its management salaries in order to attract and retain the small group of senior managers who are key to the success of the Company’s operations.

Before making salary recommendations to the Compensation Committee, the CEO reviews peer data and general survey information from Hewitt to determine competitive compensation levels for each Company’s senior management position. During fiscal 2010, the Compensation Committee sought to provide base salaries to our executive officers, which are comparable to individuals holding similar positions with members of the Company’s peer group companies. For fiscal 2010, we incorporated car allowances into the base salaries and increases for the NEOs averaged out to about 5.0%.

Annual Performance Bonus:

The Company has historically maintained one or more annual bonus plans for its employees, including the Company’s executive officers. The Compensation Committee evaluates on an annual basis the performance metrics as well as the performance goal levels used to establish the matrix of potential payouts. The Compensation Committee believes these performance levels promote Company growth without sacrificing quality of earnings. The Compensation Committee also considers that both metrics and goals are significant as a measure of executive officer efforts in managing the business consistent with the business plan and operating strategy and are in the best interest of the shareholders.

Target bonus award opportunities under the 2010 Bonus Plan were designed to achieve our competitive pay philosophy of paying between the 50th and 65th percentile of the Company’s peer group companies in respect of total cash compensation. The Compensation Committee readjusted the 2010 Bonus Plan matrix to achieve a resulting plan better aligned to provide a fair opportunity to earn a bonus award while recognizing the impact to shareholders. Bonus awards are based on the achievement of Company performance objectives (based on pre-incentive, pre-tax income). The Compensation Committee approved the following individual threshold, target and maximum potential bonuses (if applicable objectives were met) as a percentage of base salary for the NEOs under the 2010 Bonus Plan:

	Threshold	Target	Maximum

Greg Tunney	25%	70%	140%
Jose Ibarra	17.5%	30%	70%
Glenn Evans	12.5%	25%	60%
Lee Smith	12.5%	25%	60%
Gregory Ackard	12.5%	25%	60%

The threshold, target and maximum bonus levels for fiscal 2010 were associated with pre-incentive, pre-tax income levels of $11.3 million, $11.9 million and $14.7 million, respectively.

An executive officer’s payout opportunity in the 2010 Bonus Plan (expressed as a percentage of base salary) was based on the executive officer’s position with the Company, with more senior positions receiving a higher payout opportunity. The participation percentages of the executive officers were established by the Compensation Committee based on market survey data provided by Hewitt.

In fiscal 2010, the Company’s pre-incentive, pre-tax income reached the maximum payout level. Company performance resulted in payouts to the executive officers, other than the CEO, that ranged from 60% to 70% of their respective fiscal 2010 base salaries. The CEO earned a performance bonus payout in fiscal 2010 of 140% of his base salary at the end of fiscal 2010.

On June 22, 2010, the Compensation Committee adopted the Fiscal 2011 Management Bonus Plan (the “2011 Bonus Plan”). Bonus awards under the 2011 Bonus Plan are based on the achievement of Company objectives

(based on pre-incentive, pre-tax income). The threshold, target and maximum potential bonuses (if applicable objectives are met) as a percentage of base salary for the NEOs are indicated below:

	Threshold	Target	Maximum

Greg Tunney	25%	75%	150%
Jose Ibarra	17.5%	40%	80%
Glenn Evans	12.5%	33%	66%
Lee Smith	12.5%	33%	66%
Gregory Ackard	12.5%	33%	66%

Long-Term Incentive Awards:

Long-term incentive awards are designed to align the interests of management with our shareholders, create a stock retention vehicle for our executive officers, provide a common reward structure across the executive officer population and contribute to an entrepreneurial environment among our executive officers.

The Compensation Committee currently uses RSUs with a performance-accelerated vesting feature as the Company’s primary form of long-term equity compensation. The Compensation Committee feels the granting of performance-based RSUs strengthens the Company’s pay-for-performance philosophy and encourages stock ownership by the Company’s executive officers. The Compensation Committee’s objective is to keep dilution through equity awards to below 10% of the Company’s outstanding common shares on a fully-diluted basis. When compared to options, fewer RSUs are required since RSUs have more value than options and result in less dilution than would options.

We establish target dollar values for each position when granting RSU awards. We target the 50th percentile of competitive market practice when establishing the annual dollar value of our long-term incentive awards for our executive officers; however, award sizes may be adjusted based on individual performance considerations, which include primarily leadership competencies and values. The CEO makes award recommendations based on his assessment and reviews them with the Compensation Committee for their approval.

The RSUs combine a five-year cliff-vesting period with a performance-accelerated vesting feature. Each year, the Compensation Committee sets a financial performance target to trigger accelerated vesting of 20% of the RSUs. In the last half of August each year, the Compensation Committee meets to review results for the just-completed year against the target set for that fiscal year. If the fiscal year’s target is not met, 20% of the RSUs are reset to vest on the fifth anniversary of the original RSU grant date. If the fiscal year’s target is met, 20% of the RSUs vest and are immediately settled in an equal number of common shares. In the event of an executive officer’s termination because of death or disability, all RSUs immediately vest. If an executive officer’s service terminates because of retirement, a pro-rata number of RSUs will vest and be settled in common shares in the year of retirement. Pro-rata numbers are determined based on the number of months worked by an executive officer versus the full number of months included in the original vesting period. If an executive officer’s termination occurs for any reason other than death, disability or retirement, all unvested RSUs are forfeited. Upon vesting, each RSU award is settled in the form of a common share.

The Compensation Committee granted RSUs on September 10, 2010 to each NEO as follows:

Fair Value of Grant
Based on $XX.XX per Common
	Total Common Shares	Share Closing Price
	Underlying RSU Grant	on September 10, 2010

Greg Tunney	XX,XXX	$ XXX,XXX
Jose Ibarra	XX,XXX	XX,XXX
Glenn Evans	X,XXX	XX,XXX
Lee Smith	X,XXX	XX,XXX
Gregory Ackard	X,XXX	XX,XXX

The Compensation Committee granted RSUs on September 9, 2009 to each of the NEOs as follows:

		Fair Value of Grant Based on	Cumulative Vested
		$7.61 per Common Share	Portion of RSUs
	Total Common Shares	Closing Price on	as of August 19,
	Underlying RSU Grant	September 9, 2009	2010

Greg Tunney	38,636	$294,020	7,728
Jose Ibarra	12,134	92,340	2,427
Glenn Evans	8,724	66,390	1,745
Lee Smith	8,464	64,411	1,693
Gregory Ackard	6,658	50,667	1,332

The Compensation Committee granted RSUs (a) to all the NEOs except the CEO on September 11, 2008, (b) to Greg Tunney on November 5, 2008, in his capacity as CEO, (c) to Jose Ibarra on January 5, 2009 an additional 5,145 RSUs, commensurate with his promotion to CFO and (d) to Gregory Ackard on May 6, 2009 an additional 5,145 RSUs, commensurate with his promotion to Senior Vice President-Sales. The RSU grants during fiscal 2009 for the NEOs were as follows:

		Fair Value of Grants Based on
		per Common Share
		Closing Price of $5.20 on January 5, 2009,
		$6.00 on May 5, 2009,
		$5.30 on November 5, 2008	Cumulative Vested
		and $7.16 on	Portion of RSUs
	Total Common Shares	September 11, 2008,	as of August 19,
	Underlying RSU Grants	Respectively	2010

Greg Tunney	51,246	$271,604	20,498
Jose Ibarra	12,832	80,245	4,540
Glenn Evans	8,103	58,017	3,242
Lee Smith	7,759	55,554	3,104
Gregory Ackard	6,869	43,214	1,891

The Compensation Committee granted RSUs on August 30, 2007 (the “2007 RSU Grants”) and on May 17, 2006 (the “2006 RSU Grants”) to the named executive officers listed in the table below. The Compensation Committee granted RSUs on May 17, 2006 to the then-serving executive officers other than Mr. Tunney. Because of the Company’s fiscal year change, the anniversary for the 20% performance vesting of these RSUs was reestablished as August 15, 2007. Both the 2007 RSU Grants and the 2006 RSU Grants have a five-year cliff-vesting period, with potential accelerated vesting at 20% per year if annual performance goals set by the Compensation Committee were met.

	2007 RSU Grant		2006 RSU Grant
	Total Common Shares	Cumulative Vested	Total Common	Cumulative Vested
	Underlying	Portion as of	Shares Underlying	Portion as of
	RSU Grant	August 19, 2010	RSU Grant	August 19, 2010

Greg Tunney	27,397	16,438	0	0
Jose Ibarra	4,795	2,877	3,992	3,194
Glenn Evans	6,164	3,698	6,986	5,589
Lee Smith	6,164	3,698	5,963	4,770
Gregory Ackard	2,055	1,233	0	0

Any RSU grants awarded after the mid-point of a fiscal year are subject to pro-rata vesting for that fiscal year in determining the amount of such award that might vest in that fiscal year if performance targets are achieved by the Company.

The Company achieved the Compensation Committee established financial performance target for fiscal 2010 (pre-incentive, pre-tax income of $11.9 million), and accordingly, 20% of each of the 2006 RSU Grants, the 2007 RSU Grants and the RSUs granted on September 11, 2008, November 5, 2008, January 5, 2009, May 6, 2009 and September 9, 2009, respectively, vested on August 19, 2010.

Stock Ownership Guidelines:

The Company’s Executive Stock Ownership Guidelines provide that each executive officer must achieve ownership of a number of common shares or unvested RSUs (sometimes referred to as “Qualifying Shares”) with a market value equal to a multiple of the executive officer’s base salary (in effect on the later of October 29, 2009 or the date he or she first becomes an executive officer). The market value of the common shares and unvested RSUs each executive officer is required to own or hold (the executive officer’s “Required Market Value”) is as follows:

•	CEO: A multiple of three (3) times base salary.

•	CFO and other executive officers: A multiple of one (1) times base salary.

Covered executive officers are expected to achieve ownership of a number of Qualifying Shares meeting the Required Market Value within five years after the adoption of the Executive Stock Ownership Guidelines.

Executive officers who become subject to the Executive Stock Ownership Guidelines after October 29, 2009, will have their individual guidelines established based upon their respective base salaries at the time they become subject to the Executive Stock Ownership Guidelines. Once established, a participant’s guideline generally does not change as a result of changes in his or her base salary or fluctuations in the price of the Company’s common shares.

Compliance with the Executive Stock Ownership Guidelines will be measured on the first trading day of each fiscal year, using each executive officer’s base salary then in effect and the closing price of the Company’s common shares on that day, and is subject to annual review by the Compensation Committee.

Benefits:

The Company previously maintained the R.G. Barry Corporation Associates’ Retirement Plan, providing for the accrual of pension related benefits to salaried employees, and the R.G. Barry Corporation Supplemental Retirement Plan providing for the earning of additional pension benefits by specified eligible participants, none of whom is current executive officer. In February 2004, the Associates’ Retirement Plan was amended to freeze all benefits at the levels accrued as of March 31, 2004 under the plan. This frozen Associates’ Retirement Plan was the only such plan in which any of the current NEOs participated. Effective January 2005, the Company elected to provide ongoing retirement benefits to the executive officers and all other employees through a 401(k) plan, with the exceptions noted below. The Company provides an annual 3% of base salary contribution to each employee’s 401(k) plan account, regardless of the participant’s contribution level.

All executive officers participate in the Company’s medical, dental, disability and life insurance benefit plans on the same basis as all other full-time employees of the Company. In lieu of the Company’s general corporate group life insurance policy, Mr. Tunney is provided a life insurance policy that has a death benefit of $500,000, and he pays taxes based on the premiums.

In early 2009, the Compensation Committee worked with Hewitt to review the competitiveness of the CEO’s total benefits package against the benefits of CEOs at peer group companies and other similarly-sized public companies. The Compensation Committee observed a competitive gap in the value of Mr. Tunney’s benefits versus the market. The Compensation Committee extended Mr. Tunney’s employment agreement and included an annual benefit to address the competitive gap in his total benefits package. The benefit adjustment is provided during the duration of the employment agreement and does not obligate the Company beyond the term of that agreement. This benefit adjustment provided an effective retirement-oriented compensation benefit as part of the compensation package. The amount can be found in the “All Other Compensation” column of the “Fiscal 2010 Summary Compensation Table”.

In 2010, management contracted with Aon Consulting to review the competitiveness of the NEOs’ and other executive officers’ total benefits package against those at peer group companies and other similarly-sized public companies. They observed a similar competitive gap to that found the previous year for Mr. Tunney. Therefore, the Compensation Committee authorized the Company to make annual payments beginning fiscal 2011 of $42,750 to the executive officers that are intended to be used by these individuals, after payment of applicable income taxes, to fund and maintain in force individually-owned life insurance plans. The Company believes that this additional retirement benefit, when combined with the Company’s current retirement program, provides competitive retirement benefits for its NEOs and other executive officers.

Mr. Tunney’s employment agreement provides the ability for him to obtain a country club membership, which he utilized beginning in late fiscal 2008. To obtain this membership, the Company paid a refundable initiation fee of $25,000 during fiscal 2008 to a country club, and the Company has paid and will continue to pay the dues and any “business-related” expenses associated with Mr. Tunney’s membership.

Employment Agreements and Severance:

Mr. Tunney was the only executive officer with an executive employment agreement during fiscal 2010. Below is a summary of key terms of this employment agreement:

•	Executive Employment Agreement renewed effective as of May 1, 2009 providing for service as the Company’s President and CEO.

•	Term of the Executive Employment Agreement extends until May 1, 2012, and will thereafter automatically renew for additional one-year periods, unless either the Company or Mr. Tunney gives 90 days’ prior written notice of intent not to renew.

•	Base salary set at a minimum of $500,000 and subject to annual review.

•	Participation in Company’s annual performance bonus program and long-term incentive plan.

•	Participation in Company’s benefit plans.

•	The annual benefit adjustment payment described under the subcaption “Benefits” is at an amount equal to 8.75% of base salary on January 15th of each year during the employment term. This amount will also be paid in the event of disability or termination without cause and for good reason or in connection with a change in control.

•	Termination definitions and change in control benefits (see the section captioned “Potential Payments upon Termination or Change in Control” beginning on page 37 of this Proxy Statement).

•	Confidentiality, non-solicitation and non-compete obligations.

We have no employment agreements for our other executive officers. Each of our other executive officers has an individual change in control severance agreement providing for severance for a qualified termination following a change in control of the Company.

The employment agreements and change in control agreements are summarized further under the caption “Potential Payments upon Termination or Change in Control” beginning on page 37 of this Proxy Statement.

Tax Deductibility of Executive Compensation:

Section 162(m) of the Internal Revenue Code generally prohibits the Company from deducting non-performance-based compensation in excess of $1,000,000 per taxable year paid to the CEO and the Company’s three most highly compensated executive officers (other than the CEO and the CFO) as of the end of the Company’s fiscal year. The Company may continue to deduct compensation paid to such executive officers in excess of $1,000,000 if the payment of that compensation qualifies for an exception, including an exception for certain “qualified performance-based compensation”. The Company incurred no non-deductible compensation during fiscal 2010 for tax purposes.

The Company does not have a policy that requires the Company’s executive compensation programs to qualify as performance-based compensation under Section 162(m), although the Company will continue to work to structure components of its executive compensation package to achieve maximum deductibility under Section 162(m) while at the same time considering the goals of its executive compensation philosophy.

COMPENSATION OF EXECUTIVE OFFICERS

Fiscal 2010 Summary Compensation Table

							Change
							in Pension
							Value and
							Nonqualified
						Non-Equity	Deferred
				Stock	Option	Incentive Plan	Compensation	All Other
	Fiscal	Salary	Bonus	Awards(1)	Awards(2)	Compensation	Earnings(3)	Compensation(4)(5)	Total
Name and Principal Position	Year	($)	($)	($)	($)	($)	($)	($)	($)

Greg Tunney,	2008	471,577	—	246,847	—	401,200	—	131,690	1,251,314
President and Chief	2009	494,615	—	271,604	—	342,650	—	199,489	1,308,358
Executive Officer	2010	519,769	—	294,020	—	716,800	—	78,190	1,608,779
Jose Ibarra,	2009	192,689	—	80,245	—	79,718	11,631	16,135	380,418
Senior Vice President-Finance and	2010	229,750	—	92,340	—	161,000	36,959	9,015	529,064
Chief Financial Officer
Glenn Evans,	2008	190,374	—	55,538	—	80,983	6,704	16,404	350,003
Senior Vice	2009	196,705	—	58,017	—	67,913	11,724	16,914	351,273
President-Global Operations	2010	208,856	—	66,390	—	123,777	39,759	8,276	447,058
Lee Smith,	2008	183,582	—	55,538	—	78,094	—	96,329	413,543
Senior Vice	2009	198,841	—	55,554	—	66,120	—	16,006	336,521
President-Creative Services	2010	203,504	—	64,411	—	120,625	—	8,062	396,602
Gregory Ackard,	2010	195,445	—	50,667	—	115,884	11,878	7,695	381,569
Senior Vice President-Sales

(1)	The amounts reported for fiscal 2010, fiscal 2009 and fiscal 2008 represent the aggregate grant date fair value of RSUs granted during each of those fiscal years to NEOs, as computed in accordance with FASB ASC 718 (the Stock Compensation topic). These amounts exclude the impact of estimated forfeitures, as required by SEC Rules. Generally, RSUs provide for a five-year cliff-vesting period with an accelerated performance-based vesting feature. Each fiscal year, the Compensation Committee sets a financial performance target to trigger accelerated vesting of 20% of the RSUs. If the fiscal year’s target is not met, those RSUs are reset to vest on the fifth anniversary of the original RSU grant date. Vested RSUs are settled on a one-for-one basis in the Company’s common shares. See “Note (1) (o) — Shareholders Equity” and “Note (11) — Shareholders’ Equity” of the Notes to Consolidated Financial Statements included in “Item 8. Financial Statements and Supplementary Data.” of the Company’s Form 2010 10-K for assumptions used and additional information regarding the RSU awards.

(2)	There were no options granted to any NEOs during fiscal 2010, fiscal 2009 or fiscal 2008.

(3)	The amounts reflected in this column represent the aggregate change in the actuarial present value of vested benefits under the Company’s Associates’ Retirement Plan from the measurement dates used for our fiscal 2010, fiscal 2009 and fiscal 2008 consolidated financial statements (July 3, 2010, June 27, 2009 and March 31, 2008, respectively). The assumptions used to determine benefit obligations are described in “Note (10) — Employment Retirement Plans” of the Notes to Consolidated Financial Statements included in “Item 8. Financial Statements and Supplementary Data.” of the Company’s 2010 Form 10-K. The Company’s Associates’ Retirement Plan is described under the caption “Pension Benefits” on page 36 of this Proxy Statement. Messrs. Tunney and Smith are not participants in the Company’s Associates’ Retirement Plan.

(4)	“All Other Compensation” as a compensation category for NEOs includes benefits including 401(k) plan company contributions, unique personal individual life insurance benefits, as well as car and nominal gasoline reimbursement allowances and, for the CEO, financial and tax planning as well as health and country club benefits. In addition, any relocation expenses paid for by the Company and any related tax gross-ups provided on such imputed personal income are included within “All Other Compensation”.

(5)	“All Other Compensation” includes both non-perquisite and perquisite items paid or accrued for the benefit of the NEOs during fiscal 2010. Non-perquisite items included the Company’s 3% contribution to each of the NEO’s 401(k) plan account made in fiscal 2010 and insurance premiums paid for an individual insurance policy on the life of the CEO. Any 401(k) plan contributions made for the benefit of the NEOs vest to the individuals immediately. In fiscal 2010, $20,635 of 401(k) plan contributions were made by the Company on behalf of Mr. Tunney. There were no non-perquisite compensation items in excess of $10,000 in fiscal 2010 for any of the NEOs other than Mr. Tunney.

“All Other Compensation” in the form of perquisites and personal benefits provided by the Company to its NEOs in fiscal 2010 included car and nominal gasoline reimbursement allowances, temporary living and relocation related payments, and financial and tax planning benefits. No perquisites or personal benefits were provided to any of our NEOs during fiscal 2010 that exceeded the greater of $25,000 or 10% of the total amount of perquisites and personal benefits provided to such NEO in fiscal 2010. Perquisites are valued based on the aggregate incremental cost to the Company.

Grants of Plan-Based Awards

The following table supplements the information in the “Fiscal 2010 Summary Compensation Table” with respect to cash and stock-based incentive awards granted to each of the NEOs during fiscal 2010 under the 2010 Bonus Plan (“Bonus”) and the 2005 LTIP (“RSUs”), respectively.

Grants of Plan-Based Awards for Fiscal 2010

			Estimated Future Payouts Under			All Other Stock
			Non-Equity Incentive Plan Awards(1)			Awards: Number of	Grant Date
		Grant	Threshold	Target	Maximum	Shares of Stock or	Fair Value of Stock
Name	Grant Date	Type	($)	($)	($)	Units(2)	and Option Awards(3)

Greg Tunney	9/9/09	Bonus RSUs	128,000	358,400	716,800	38,636	294,020
Jose Ibarra	9/9/09	Bonus RSUs	40,250	69,000	161,000	12,134	92,340
Glenn Evans	9/9/09	Bonus RSUs	25,787	51,574	123,777	8,724	66,390
Lee Smith	9/9/09	Bonus RSUs	25,130	50,260	120,625	8,464	64,411
Gregory Ackard	9/9/09	Bonus RSUs	24,142	48,285	115,884	6,658	50,667

(1)	Additional information with respect to threshold, target and maximum annual bonus opportunities associated with the award made to each of the NEOs under the Company’s 2010 Bonus Plan is provided above under the subcaption “Annual Performance Bonus” beginning on page 28 of this Proxy Statement in the section captioned “COMPENSATION DISCUSSION AND ANALYSIS”. The amounts actually paid out to the NEOs under the 2010 Bonus Plan are reported in the “Non-Equity Incentive Plan Compensation” column of the “Fiscal 2010 Summary Compensation Table”.

(2)	This column shows the number of RSUs granted under the Company’s 2005 LTIP. Each RSU represents a contingent right to receive one common share of the Company. The RSUs provide for a five-year cliff-vesting period with an accelerated performance-based vesting feature. Each year, the Compensation Committee sets a financial performance target to trigger accelerated vesting of 20% of the RSUs. In the last half of August each year, the Compensation Committee meets to review results for the just-completed fiscal year against the target set for that fiscal year. If the fiscal year’s target is not met, those RSUs are reset to vest on the fifth anniversary of the original RSU grant date. The Company achieved the Compensation Committee-established financial performance target for fiscal 2010 (pre-incentive, pre-tax income of $11.9 million) and, accordingly, 20% of each of the fiscal 2010 RSU grants vested on August 19, 2010. Additional information with respect to the RSUs granted to the NEOs during fiscal 2010 is provided under the subcaption “Long-Term Incentive Awards” beginning on page 29 of this Proxy Statement in the section captioned “COMPENSATION DISCUSSION AND ANALYSIS”.

(3)	Represents the grant date fair value of the RSU awards determined in accordance with FASB ASC 718 (the Stock Compensation topic). These amounts are accounting expenses only and do not reflect the actual value received by the NEOs. The grant date fair values for RSU awards are calculated using the closing price of the Company’s common shares on the grant date. The grant date fair value for each RSU awarded on September 9, 2009 was $7.61.

Options and Other Equity-Based Award Holdings

The following table summarizes the outstanding options and RSUs held at the end of fiscal 2010 by the Company’s NEOs.

Outstanding Equity Awards at Fiscal Year-End for Fiscal 2010

	Option Awards				Stock Awards
	Number of	Number			Number	Market
	Common	of Common			of Shares	Value of
	Shares	Shares			or Units	Shares
	Underlying	Underlying			of Stock	or Units
	Unexercised	Unexercised	Option		that	of Stock
	Options	Options	Exercise	Option	Have Not	that Have
	(#)	(#)	Price	Expiration	Vested(1)	not Vested(2)
Name	Exercisable	Unexercisable	($)	Date	(#)	($)

Greg Tunney	99,300	—	6.58	02/07/13	96,072	1,085,614
Jose Ibarra	10,000	—	5.50	05/08/12	27,469	310,400
Glenn Evans	—	—	—	—	21,699	245,199
Lee Smith	—	—	—	—	20,753	234,509
Gregory Ackard	—	—	—	—	14,244	160,957

(1)	Unvested RSUs outstanding at July 3, 2010 include: (a) the unvested portion of common shares from the May 2006 RSU Grant to each NEO other than Mr. Tunney, as to which 20% was unvested; (b) the unvested portion of common shares from the August 2007 RSU Grant, as to which 40% was unvested; (c) a September 2008 grant to each NEO other than Mr. Tunney, as to which 60% was unvested; (d) a November 2008 grant to Mr. Tunney, as to which 60% was unvested; (e) a grant on January 2009 to Mr. Ibarra, as to which 70% was unvested; and (f) a grant on May 2009 to Mr. Ackard, as to which 77% was unvested. Each grant vests 100% at the end of five years from date of grant, subject to potential accelerated vesting of 20% of the outstanding RSUs in each of the next four years after grant if certain performance goals set annually by the Compensation Committee are met. See footnote (1) to the “Fiscal 2010 Summary Compensation Table” above for a discussion of the manner in which RSUs vest. Also see the general discussion of RSUs granted, included under the subcaption “Long-Term Incentive Awards” beginning on page 29 of this Proxy Statement in the section captioned “COMPENSATION DISCUSSION AND ANALYSIS”.

(2)	Market value is determined based on $11.30, which was the closing price of the Company’s common shares on July 2, 2010, the last trading day of fiscal 2010.

Exercises and Vesting of Previously Awarded Equity-Based Compensation

The following table provides information regarding the aggregate dollar value realized by the NEOs in connection with the exercise of options and/or the vesting of RSUs during fiscal 2010.

Fiscal 2010 Option Exercises and Stock Vested

	Option Awards		Stock Awards
	Number of		Number of
	Common Shares		Common Shares
	Acquired	Value Realized	Acquired	Value Realized
	on Exercise	on Exercise(1)	on Vesting	on Vesting(2)
Name	(#)	($)	(#)	($)

Greg Tunney	700	3,794	15,728	134,632
Jose Ibarra	22,958	144,693	3,729	31,920
Glenn Evans	41,806	207,927	4,251	36,389
Lee Smith	—	—	3,978	34,052
Gregory Ackard	—	—	927	7,935

(1)	The value realized upon exercise of options is calculated by multiplying (a) the difference between the market price of the underlying common shares on the exercise date and the exercise price of each option by (b) the number of common shares covered by the portion of such option exercised.

(2)	The value realized upon the vesting of RSUs is calculated by multiplying the number of common shares underlying the vested portion of each RSU award by the market value of the underlying common shares on the vesting date.

Pension Benefits

The following table discloses the actuarial present value, as of July 3, 2010, based on measurements made for our fiscal 2010 consolidated financial statements, of the accumulated benefit for Messrs. Ibarra, Evans and Ackard under the R.G. Barry Corporation Associates’ Retirement Plan (as amended, the “ARP”), as well as other information concerning the ARP. No other NEOs participate in the ARP or any other plan that provides for payments or other benefits at, following, or in connection with retirement.

Pension Benefits for Fiscal 2010

			Present	Payments
		Number of Years	Value of	During Last
		Credited Service(1)	Accumulated Benefit	Fiscal Year
Name	Plan Name	(#)	($)	($)

Jose Ibarra	R.G. Barry Corporation ARP	14.0	124,046	—
Glenn Evans	R.G. Barry Corporation ARP	17.6	124,481	—
Gregory Ackard	R.G. Barry Corporation ARP	3.0	37,735	—

(1)	The number of years credited service for Messrs. Ibarra, Evans and Ackard for the ARP covers each individual’s term of employment with the Company up to March 31, 2004, at which point the ARP was frozen.

The ARP provides for the payment of monthly benefits to salaried employees at age 65 based upon 48% of a participant’s “final average monthly compensation” (subject to a limitation imposed by law on the amount of annual compensation upon which benefits may be based) less a designated percentage of the participant’s primary social security benefits. Benefits under the ARP are reduced by 1/30th for each year of credited service less than 30 years.

See the “Critical Accounting Policies and Use of Significant Estimates” section of “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations.” included in the Company’s 2010 Form 10-K for related disclosures on the ARP, as well as “Note (10) — Employee Retirement Plans” of the Notes to Consolidated Financial Statements in “Item 8. Financial Statements and Supplementary Data.” of the Company’s 2010 Form 10-K as to methods and assumptions used in the computations set forth in the table above.

Nonqualified Deferred Compensation

The following table sets forth for Messrs. Ibarra and Evans the dollar amount of earnings accrued during fiscal 2010 and the dollar amount of the total balance, as of July 3, 2010, for their respective accounts under the Company’s nonqualified Deferred Compensation Plan. No other NEOs participate in the Deferred Compensation Plan.

Nonqualified Deferred Compensation for Fiscal 2010

	Aggregate Earnings in	Aggregate Balance
	Last FY(1)	at Last FYE(1)
Name	($)	($)

Jose Ibarra	1,592	49,995
Glenn Evans	653	20,516

(1)	Earnings accrued during fiscal 2010 under the Deferred Compensation Plan are based on market rates. As a result, no above-market or preferential earnings were included as compensation for fiscal 2010 in the Fiscal 2010 Summary Compensation Table. In addition, none of the amounts reported in the aggregate balance at July 3, 2010 column were previously reported as compensation for Messrs. Ibarra and Evans in the Company’s Summary Compensation Table for previous years.

The Company’s Deferred Compensation Plan was established as a nonqualified, unfunded retirement plan designed to provide additional benefits to those employees of the Company earning an annual salary of at least $95,000. Under the Deferred Compensation Plan, each eligible participant could defer up to 25% of his or her base salary and 100% of his or her bonus per year. The combination of base salary and bonus deferrals, however, could not exceed 25% of the eligible participant’s base salary. Amounts deferred by a participant under the Deferred Compensation Plan were immediately vested. The Company uses the prime rate as listed in the Wall Street Journal for determining rates of return, computed quarterly. Distributions from the Deferred Compensation Plan are made upon a participant’s termination of employment, death or disability, and are made in the form of a lump-sum or annual installments over a five-year or a ten-year period. On February 21, 2004, the Company froze the Deferred Compensation Plan. From and after February 21, 2004, (a) no new employee may become a participant in the Deferred Compensation Plan and (b) eligible participants may not defer additional base salary or bonus amounts into their accounts.

Potential Payments upon Termination or Change in Control

Greg Tunney.  Pursuant to the terms of his executive employment agreement, effective as of May 1, 2009 (the “2009 employment agreement”), Mr. Tunney is employed as the Company’s President and CEO. The 2009 employment agreement provides for severance benefits in the event that Mr. Tunney’s employment is terminated by the Company without “cause” or by him for “good reason” (each as defined in the 2009 employment agreement). Examples of “good reason” for which Mr. Tunney may terminate his employment include: (i) a reduction in his base salary or a material reduction in his participation in the Company’s bonus or incentive plans or his receipt of benefits or perquisites; (ii) a material change or reduction in his authority, duties or responsibilities; (iii) a requirement that he be principally based at any office or location more than 30 miles from the Company’s current corporate offices in Columbus, Ohio; and (iv) the failure of the Company to nominate him for re-election to the Board at each shareholder meeting at which he is up for election. Examples of “cause” for which the Company may terminate Mr. Tunney’s employment include: (i) gross negligence materially detrimental to the Company; (ii) conviction of a felony or any lesser crime involving a breach of trust or fiduciary duty owed to the Company or any of its affiliates; (iii) willful and continued failure to perform his job duties and responsibilities; and (iv) intentional misconduct that is materially injurious to the Company.

In the event Mr. Tunney’s employment is terminated by the Company without cause or by him for good reason: (i) he will continue to receive his base salary for a period of 12 months after termination; (ii) he will be entitled to continue his participation in all Company health and welfare plans for up to 12 months; (iii) he will receive the Annual Retirement Payment (defined as 8.75% multiplied by his base salary then in effect) for the calendar year in which his termination occurs within 70 days following his termination of employment; (iv) any portion of the stock option granted to him on February 7, 2006 that is unvested on the date of termination will become fully vested and remain exercisable for 12 months; (v) he will receive, at the time that annual bonuses are next paid to other senior executives under the applicable bonus plan, his target bonus under the Company’s senior management bonus program for the year in which his termination occurs or, if greater, a pro rata portion of any annual performance bonus that he otherwise would be entitled to receive based upon actual performance for his partial service during the year in which his termination occurs; and (vi) the Company will provide him with reasonable outplacement services, not to exceed $20,000.

Mr. Tunney is entitled to enhanced severance benefits if his employment is terminated in connection with a “change in control.” A “change in control” includes: (i) the acquisition by any person or group (with specified exceptions) of more than 50% of the outstanding common shares of the Company; (ii) the Company’s incumbent directors (including any person who becomes a director with the approval of at least 50% of the incumbent directors) cease for any reason to constitute at least a majority of the Board; (iii) the consummation of a reorganization, merger or consolidation or sale or disposition of all or substantially all of the assets of the Company, unless the Company’s shareholders immediately prior to such business combination retain a majority of the voting power of the resulting entity; or (iv) the approval by the Company’s shareholders of a complete liquidation or dissolution of the Company; provided, in each case, that the change in control also constitutes a “change in control event” under Section 409A of the Internal Revenue Code.

If, within 12 months after a change in control of the Company, Mr. Tunney’s employment is terminated by the Company without cause or by Mr. Tunney for good reason, he will (i) receive, within 30 days following his termination of employment, a lump-sum cash payment equal to two times the sum of (a) his base salary in effect on the employment termination date or, if greater, on the date of the change in control, plus (b) his target bonus in effect as of the employment termination date or, if greater, as of the date of the change in control; (ii) be entitled to continue his participation in all Company health and welfare plans for up to 12 months; and (iii) receive the Annual Retirement Payment for the calendar year in which his termination occurs, within 30 days following his termination of employment.

If Mr. Tunney’s employment terminates by reason of death, Mr. Tunney’s estate or beneficiaries will receive a pro-rata portion of any annual performance bonus that Mr. Tunney otherwise would be entitled to receive for his partial service during the year in which his death occurs. If Mr. Tunney’s employment terminates due to his disability, Mr. Tunney will receive (i) a pro-rata portion of any annual performance bonus that he otherwise would be entitled to for his partial service during the year in which his termination occurs, payable at the time annual bonuses are next paid to other senior executives under the applicable bonus plan, and (ii) the Annual Retirement Payment for the calendar year in which the termination occurs, payable within 70 days following his termination of employment.

During Mr. Tunney’s employment with the Company and for a period of one year following his termination, Mr. Tunney may not (i) engage directly or indirectly in, or render services to, any business or enterprise that competes with the Company and our affiliates or (ii) solicit, on behalf of himself or any other person or entity, (a) any of the managerial level employees of the Company or our affiliates to leave their employment or (b) any customer of the Company or our affiliates to purchase goods from any other person or entity. In addition, Mr. Tunney will keep and maintain confidential, and may not use or disclose, non-public information relating to the business of the Company and our affiliates.

Change in Control Agreements.  All other executive officers of the Company, including Messrs. Ibarra, Evans, Smith and Ackard are parties to three-year change in control agreements with the Company, which provide for severance payments to the executive officer if his or her employment is terminated within 36 months after the occurrence of a “change in control.” Messrs. Ibarra, Evans and Smith executed their change in control agreements effective as of January 8, 2008 with terms extending through January 8, 2011. Mr. Ackard executed his change in control agreement effective as of April 13, 2009 with a term extending through April 13, 2012. These agreements are intended to serve as a retention tool and to provide incentive to the executive officers to continue focusing on our business in the event of a potential change in control.

For purposes of these agreements, a change in control occurs (i) if any person or group acquires shares of the Company possessing more than 50.1% of the total voting power of the Company’s outstanding shares or (ii) as a result of, or in connection with a tender or exchange offer, merger or other business combination, sale of assets or contested director election, the persons who were directors of the Company immediately before the completion of such transaction cease to constitute a majority of the Board of the Company or any successor to the Company.

If the executive officer’s employment is terminated within 36 months following a change in control for “cause” (as defined in the agreement) or due to the executive officer’s disability (as defined in the agreement) or death, the executive officer or his beneficiaries, as applicable, will receive the executive officer’s base salary through the date of termination, but will not be entitled to receive any further benefits under the agreement. Examples of “cause” for which the Company may terminate the executive officer’s employment in connection with a change in control include: (i) willful and continued refusal by the executive officer to substantially perform his duties with the Company (other than any such refusal resulting from his incapacity due to a disability); (ii) failure to comply with any applicable law or regulation affecting the Company’s business; (iii) commission of an act of fraud, bad faith or dishonesty toward the Company; (iv) conviction of any felony or misdemeanor involving moral turpitude; (v) misappropriation of any funds, property or rights of the Company; and (vi) breach of any provision of the change in control agreement.

If the executive officer’s employment is terminated within 36 months following a change in control without cause or by the executive officer for “good reason” (as defined in the agreement), he will receive, within 30 days following the date of termination, a lump-sum cash severance payment equal to the greater of (i) the total compensation (including bonus) paid to or accrued for the benefit of the executive officer for the fiscal year preceding the change in control or (ii) the total compensation (including bonus) paid to or accrued for the benefit of the executive officer for the twelve-month period immediately preceding the date of termination. Examples of “good reason” for which the executive officer may terminate his employment in connection with a change in control include: (i) a reduction in the executive officer’s title, duties, responsibilities or status; (ii) assignment of duties inconsistent with the executive officer’s position; (iii) a reduction in the executive officer’s base salary or a reduction in his total compensation (including bonus) such that his total compensation for a given calendar year is less than 90% of his total compensation for the prior calendar year; (iv) the failure by the Company to provide specified fringe benefits; (v) the relocation of the Company’s principal executive offices to a location outside the greater Columbus, Ohio area or requiring the executive officer to relocate his principal residence in connection with a business relocation; (vi) the Company’s failure to continue in effect any material compensation, retirement, life insurance, health, welfare or benefit or plan in which executive officer participates; and (vii) any breach of the change in control agreement by the Company.

During the executive officer’s employment with the Company and for a period of one year following his termination (or, in the case of a termination without cause or for good reason following a change in control, for such number of months as the executive officer receives severance payments under the agreement), the executive officer may not engage directly or indirectly in any business or enterprise which is in competition with the Company. In addition, the executive officer shall at all times keep and maintain confidential, and shall not use or disclose, non-public information relating to the business of the Company and its affiliates.

In addition to the benefits and payments described above, the executive officers may be entitled to accelerated vesting of some or all of their outstanding options, RSUs and other equity awards, in accordance with the terms of the Company’s equity compensation plans.

Summary of Employment Termination Payments and Benefits:

The following tables show the potential payments and benefits that would have been provided to our current NEOs under each of the employment agreement and change in control agreements discussed above assuming termination of employment would have occurred on July 3, 2010.

Mr. Tunney(1)

			Termination
			Without Cause or
			for Good Reason
			Within 12 Months
	Termination	Termination for	Following a
	Without Cause or	Cause or Without	Change in
Element	for Good Reason ($)	Good Reason ($)	Control ($)	Death ($)	Disability ($)

Cash Severance Payment	1,228,800	—	1,740,800	716,800	716,800
Benefits and Perquisites
Health and Welfare Benefit Plan Continuation	8,875	—	8,875	—	—
Life Insurance Continuation	44,800	—	44,800	—	—
Outplacement	20,000	—	20,000	—	—
Value of Long-Term Incentives	—	—	1,085,614	1,085,614	1,085,614
Total Payments	1,302,475	—	2,900,089	1,802,414	1,802,414

(1)	Mr. Tunney is not a participant in the Company’s ARP or in the Deferred Compensation Plan.

Mr. Ibarra(1)

	Termination
	Without Cause or
	for Good Reason
	Within 36 Months
	Following a
	Change of
Element	Control ($)	Death ($)	Disability ($)

Cash Severance	390,750	—	—
Value of Long-Term Incentives	—	310,400	310,400
Total Payments	390,750	310,400	310,400

(1)	The present value of the post-employment benefits for which Mr. Ibarra would have been eligible as of July 3, 2010 under the ARP and under the Deferred Compensation Plan is described on page 36 and page 37, respectively, of this Proxy Statement.

Mr. Evans(1)

	Termination
	Without Cause or
	for Good Reason
	Within 36 Months
	Following a
	Change of
Element	Control ($)	Death ($)	Disability ($)

Cash Severance	332,633	—	—
Value of Long-Term Incentives	—	245,199	245,199
Total Payments	332,633	245,199	245,199

(1)	The present value of the post-employment benefits for which Mr. Evans would have been eligible as of July 3, 2010 under the ARP and under the Deferred Compensation Plan is described on page 36 and page 37, respectively, of this Proxy Statement.

Mr. Smith(1)

	Termination
	Without Cause or
	for Good Reason
	Within 36 Months
	Following a
	Change of
Element	Control ($)	Death ($)	Disability ($)

Cash Severance	324,129	—	—
Value of Long-Term Incentives	—	234,509	234,509
Total Payments	324,129	234,509	234,509

(1)	Mr. Smith is not a participant in the Company’s ARP or in the Deferred Compensation Plan.

Mr. Ackard(1)

	Termination
	Without Cause or
	for Good Reason
	Within 36 Months
	Following a
	Change of
Element	Control ($)	Death ($)	Disability ($)

Cash Severance	311,329	—	—
Value of Long-Term Incentives	—	160,957	160,957
Total Payments	311,329	160,957	160,957

(1)	The present value of the post-employment benefits for which Mr. Ackard would have been eligible as of July 3, 2010 under the ARP is described on page 36 of this Proxy Statement. Mr. Ackard is not a participant in the Deferred Compensation Plan.

EQUITY COMPENSATION PLAN INFORMATION

The Company maintains four equity compensation plans (collectively, the “Plans”) under which common shares may be issued to eligible directors, officers and employees, each of which has been approved by the Company’s shareholders: (1) the R.G. Barry Corporation 1997 Incentive Stock Plan (as amended, the “1997 Plan”); (2) the R. G. Barry Corporation 2002 Stock Incentive Plan (the “2002 Plan”); (3) the R. G. Barry Corporation Employee Stock Purchase Plan (as amended, the “Stock Purchase Plan”); and (4) the 2005 LTIP. No new equity-based awards may be granted under the 1997 Plan or the 2002 Plan.

The 2005 LTIP authorizes the issuance of 1,000,000 of the Company’s common shares, plus (1) the number of common shares that were authorized to be the subject of awards under the 1997 Plan and the 2002 Plan but as to which awards had not been made as of May 20, 2005, and (2) any common shares underlying awards granted under the 1997 Plan and the 2002 Plan which are forfeited after May 20, 2005. In addition, no more than 500,000 common shares are available for the grant of incentive stock options under the 2005 LTIP. As of July 3, 2010, a total of 596,149 common shares were available for new awards under the 2005 LTIP.

The following table shows for the Plans, as a group, (1) the number of common shares issuable upon exercise of outstanding options and vesting of outstanding RSUs, (2) the weighted-average exercise price of outstanding options and (3) the number of common shares remaining available for future equity-based awards, in each case, as of July 3, 2010.

Number of Common
Shares Remaining
Available for
	Number of Common		Future Issuance
	Shares to be Issued	Weighted-Average	Under Equity
	Upon Exercise of	Exercise Price of	Compensation Plans
	Outstanding	Outstanding	(Excluding Common Shares
	Options, Warrants	Options, Warrants	Reflected in Column
	and Rights(1)	and Rights(3)	(a))(2)
Plan category	(a)	(b)	(c)

Equity compensation plans approved by shareholders	541,838	$6.11	1,102,248
Equity compensation plans not approved by shareholders	—	—	—
Total	541,838	$6.11	1,102,248

(1)	Includes 23,269 common shares issuable upon exercise of options granted under the 1997 Plan; 13,950 common shares issuable upon exercise of options granted under the 2002 Plan; 104,300 common shares issuable upon exercise of options granted under the 2005 LTIP; and 400,319 common shares underlying RSUs granted under the 2005 LTIP. There were no options outstanding under the Stock Purchase Plan as of July 3, 2010.

(2)	Includes 596,149 common shares remaining available for future issuance under the 2005 LTIP and 506,099 common shares remaining available for future issuance under the Stock Purchase Plan.

(3)	Weighted-average exercise price is based on outstanding options at July 3, 2010 and does not include any effect of RSUs, which require no cash contribution upon vesting and subsequent issuance of Company common shares.

PROPOSAL NO. 3 — RATIFICATION OF THE APPOINTMENT
OF KPMG LLP AS THE COMPANY’S INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL 2011
(Item 3 on the Proxy)

The Audit Committee of the Company’s Board has appointed KPMG LLP (“KPMG”) to serve as the Company’s independent registered public accounting firm for the fiscal year ending July 2, 2011, and recommends that the shareholders of the Company vote for the ratification of that appointment. KPMG audited the Company’s consolidated financial statements as of and for the fiscal years ended July 3, 2010 and June 27, 2009, and the effectiveness of the Company’s internal control over financial reporting as of July 3, 2010 and June 27, 2009. KPMG, together with its predecessors, has served as the Company’s independent registered public accounting firm since 1966. Representatives of KPMG are expected to be present at the Annual Meeting and will be given the opportunity to make a statement if they so desire, and to respond to appropriate questions.

The appointment of the Company’s independent registered public accounting firm is made annually by the Audit Committee. The Company has determined to submit the appointment of the independent registered public accounting firm to the shareholders for ratification because of such firm’s role in reviewing the quality and integrity of the Company’s consolidated financial statements and internal control over financial reporting. Before appointing KPMG, the Audit Committee carefully considered that firm’s qualifications as the independent registered public accounting firm for the Company and the audit scope.

The Audit Committee and the Board recommend that the shareholders of the Company vote “FOR” the ratification of the appointment of KPMG.

The affirmative vote of the holders of a majority of the votes entitled to be cast by the holders of all then outstanding common shares, present in person or by proxy, and entitled to vote on the proposal, is required to ratify the appointment of KPMG as the Company’s independent registered public accounting firm for the fiscal year ending July 2, 2011. The effect of an abstention is the same as a vote “AGAINST” the proposal. Even if the appointment of KPMG is ratified by the shareholders, the Audit Committee, in its discretion, could decide to terminate the engagement of KPMG and to appoint another firm if the Audit Committee determines such action is necessary or desirable. If the appointment of KPMG is not ratified, the Audit Committee will reconsider (but may decide to maintain) the appointment.

AUDIT COMMITTEE MATTERS

Report of the Audit Committee for the Fiscal Year Ended July 3, 2010

In accordance with applicable SEC Rules, the Audit Committee has issued the following report:

Role of the Audit Committee.  The Audit Committee currently consists of seven directors and operates under the charter adopted by the Company’s Board. Because the Company’s common shares are listed on NASDAQ, the Company is subject to the NASDAQ Rules regarding the independence of Audit Committee members. Each member of the Audit Committee qualifies as independent under both the applicable NASDAQ Rules and the applicable SEC Rules. In accordance with its charter, the purpose of the Audit Committee is to assist the Board with respect to its oversight of: (1) the integrity of the Company’s financial statements; (2) the Company’s compliance with legal and regulatory requirements; (3) the Company’s independent registered public accounting firm’s qualifications and independence; and (4) the performance of the Company’s internal audit function and independent registered public accounting firm. In addition, the Audit Committee must prepare an audit committee report in accordance with applicable SEC Rules to be included in the Company’s annual proxy statement.

Review and Discussion with Independent Registered Public Accounting Firm.  In fulfilling its oversight responsibility as to the audit process, the Audit Committee obtained from KPMG, the Company’s independent registered public accounting firm, the written disclosures and the letter from KPMG required by applicable requirements of the Public Company Accounting Oversight Board (United States) regarding KPMG’s communications with the Audit Committee concerning independence. The Audit Committee discussed with KPMG any relationships with or services to the Company or our subsidiaries that may impact the objectivity and independence of KPMG, and the Audit Committee has satisfied itself as to KPMG’s independence. In addition, the Audit Committee reviewed and discussed with KPMG the matters required to be discussed by Statement on Auditing Standards No. 114, The Auditor’s Communication With Those Charged With Governance, as amended.

Review and Discussion with Management.  The Audit Committee reviewed and discussed the audited consolidated financial statements of the Company as of and for the fiscal year ended July 3, 2010 with management and KPMG. Management has the primary responsibility for the preparation, presentation and integrity of the Company’s consolidated financial statements and the reporting process, for the appropriateness of the accounting principles and reporting policies that are used by the Company, for the establishment and maintenance of effective systems of disclosure controls and procedures and internal control over financial reporting, and for the preparation of the annual report on management’s assessment of the effectiveness of the Company’s internal control over financial reporting as of July 3, 2010. KPMG is responsible for auditing the Company’s annual consolidated financial statements included in the Company’s 2010 Form 10-K in accordance with the standards of the Public Company Accounting Oversight Board (United States) and issuing its report thereon based on such audit and for issuing an audit report on the effectiveness of the Company’s internal control over financial reporting as of July 3, 2010.

Conclusion.  Based on the Audit Committee’s discussions with management and KPMG and its review of the report of KPMG to the Audit Committee, the Audit Committee recommended to the Board that the Company’s audited consolidated financial statements be included (and the Board approved such inclusion) in the Company’s 2010 Form 10-K filed with the SEC on September 9, 2010. The Audit Committee has also appointed KPMG as the Company’s independent registered public accounting firm for the fiscal year ending July 2, 2011 and recommends that the shareholders ratify such appointment.

Submitted by the Audit Committee of the Board of Directors:

Nicholas DiPaolo, Chair	Edward Stan
David Lauer	Thomas Von Lehman
David Nichols	Harvey Weinberg
Janice Page

Pre-Approval Policies and Procedures

Under applicable SEC Rules, the Audit Committee is required to pre-approve the audit and permitted non-audit services performed by the Company’s independent registered public accounting firm. SEC Rules specify the types of non-audit services that an independent registered public accounting firm may not provide to its audit client and establish the Audit Committee’s responsibility for administration of the engagement of the independent registered public accounting firm.

Consistent with applicable SEC Rules, the charter of the Audit Committee requires that the Audit Committee review and pre-approve all audit services and permitted non-audit services provided by the Company’s independent registered public accounting firm to the Company or any of our subsidiaries. The Audit Committee may delegate pre-approval authority to a member of the Audit Committee and, if it does so, the decisions of that member must be presented to the full Audit Committee at its next scheduled meeting. During fiscal 2010, the Audit Committee did not delegate pre-approval authority to any member of the Audit Committee.

Fees of Independent Registered Public Accounting Firm

On October 29, 2009, the Audit Committee appointed KPMG to serve as the independent registered public accounting firm of the Company for fiscal 2010. Fees billed for services rendered by KPMG for fiscal 2010 and fiscal 2009 were as follows:

Audit Fees.  The aggregate audit fees billed by KPMG for fiscal 2010 and fiscal 2009 were $308,300 and $262,500, respectively. These amounts include fees for professional services rendered by KPMG in connection with the audit of the Company’s annual consolidated financial statements, and the review of the interim consolidated financial statements included in the Company’s Quarterly Reports on Form 10-Q.

Audit-Related Fees.  KPMG did not bill the Company for any audit-related services for fiscal 2010 or fiscal 2009.

Tax Fees.  The aggregate fees for tax services rendered by KPMG for fiscal 2010 and fiscal 2009 were $104,125 and $83,792, respectively. The services rendered by KPMG included preparation of the Company’s U.S. federal and state corporate tax returns.

All Other Fees.  The Company did not pay any other fees to KPMG for any other services for fiscal 2010 or fiscal 2009.

All of the services rendered by KPMG to the Company and our subsidiaries during fiscal 2010 and fiscal 2009 were pre-approved by the Audit Committee. There was no approval pursuant to delegated authority during fiscal 2010 or fiscal 2009.

TRANSACTIONS WITH RELATED PERSONS

Under an existing agreement, the Company is obligated for up to two years after the death of the non-executive Chairman of the Board to purchase, if the estate elects to sell, up to $4,000,000 of the Company’s common shares, at their fair market value. For a period of 24 months following the Chairman of the Board’s death, the Company has a right of first refusal to purchase any common shares owned by the Chairman of the Board at the time of his death if his estate elects to sell such common shares and has the right to purchase such common shares on the same terms and conditions as the estate proposes to sell such common shares to a third party.

The Company and its co-founder, the mother of the non-executive Chairman of the Board, entered into an agreement in August 2005 whereby she transferred all of her product designs and patent rights to the Company and released all unpaid claims that would have accrued under a previous agreement. Under the August 2005 agreement, the Company is obligated to make 24 quarterly payments of $25,000 until the last business day in April 2011. Following the death of the Chairman of the Board’s mother in February 2007 and through March 24, 2008, the Company made the quarterly payments with respect to the agreement to the successor trust of which the Chairman of the Board is the trustee and beneficiary. On March 24, 2008, the Chairman of the Board assigned the remaining payment rights under the agreement to a fund established with a philanthropic organization. As of July 3, 2010, the Company reported the entire remaining $97,000 of the obligation under this agreement as current installments of long-term debt.

Roger Lautzenhiser resigned immediately prior to 2009 Annual Meeting of Shareholders as a director of the Company and is currently serving as Secretary of the Company. He is a partner with Vorys, Sater, Seymour and Pease LLP, a law firm which rendered legal services to the Company during fiscal 2010 and continues to do so. The Company paid approximately $201,760 during fiscal 2010 for all legal and other services provided by Vorys, Sater, Seymour and Pease LLP to the Company and our subsidiaries.

The Company’s Code of Business Conduct & Ethics requires that in the case of any potential conflict of interest involving a transaction or proposed transaction between the Company and a third party with whom an “insider” (i.e., a director, officer or employee of the Company or a relative of any such person) is affiliated or in which the insider has an interest, the interest should be disclosed immediately by the insider to his or her management supervisor and local facilities management, in the case of an employee. The Chief Executive Officer and members of the Board must report any such circumstance to the Nominating and Governance Committee of the Board for review and approval. In addition, pursuant to its charter, the Audit Committee reviews and makes recommendations to the Board with respect to any proposed transaction involving the Company, on one hand, and any director or executive officer of the Company (or an immediate family member of such persons), on the other hand, or involving any entity in which any of our directors or executive officers has more than a modest financial interest. Any material related person transactions are included within the disclosures in the Notes to the Company’s Consolidated Financial Statements.

SHAREHOLDER PROPOSALS FOR 2011 ANNUAL MEETING

To be eligible for inclusion in the Company’s proxy materials relating to the 2011 Annual Meeting of Shareholders, the Company must receive proposals of shareholders intended to be presented at the 2011 Annual Meeting no later than May 25, 2011. Timely received proposals may be included in the Company’s proxy materials for the 2011 Annual Meeting of Shareholders if they comply with applicable SEC Rules.

The SEC has promulgated rules relating to the exercise of discretionary voting authority under proxies solicited by the Board. If a shareholder intends to present a proposal at the 2011 Annual Meeting of Shareholders and does not notify the Company of the proposal by August 8, 2011, the management proxies of the Company will be entitled to use their discretionary voting authority, to the extent permitted by applicable law, should the proposal then be raised, without any discussion of the matter in the Company’s proxy statement for the 2011 Annual Meeting.

In each case, written notice must be given to the Company’s Secretary, Roger Lautzenhiser, at the following address: R. G. Barry Corporation, 13405 Yarmouth Road N.W., Pickerington, Ohio 43147.

Shareholders desiring to nominate candidates for election as directors at the 2011 Annual Meeting of Shareholders or to recommend candidates to the Nominating and Governance Committee of the Board must follow the procedures described above under the caption ‘‘Nominating Procedures.”

HOUSEHOLDING OF ANNUAL MEETING MATERIALS

The SEC has implemented rules regarding the delivery of proxy materials (i.e., annual reports and proxy statements) to households. This method of delivery often referred to as “householding,” generally permits the Company to send one annual report and/or one proxy statement to any household at which two or more record shareholders reside if such shareholders have affirmatively consented to householding or have not opted out of the householding process after receiving appropriate notice that the Company has instituted householding. The householding process may also be used for the delivery of Notices of Internet Availability of Proxy Materials,

when applicable. Each shareholder would continue to receive a separate notice of any meeting of shareholders and a separate proxy card. The householding procedure reduces the volume of duplicate information you receive and may reduce the Company’s expenses. Although the Company does not currently household its proxy materials, the Company may institute householding in the future and will notify record shareholders who will be affected by householding at that time.

Many brokerage firms and other holders of record have instituted householding. If your family has one or more “street name” accounts holding common shares of the Company, you may have received householding information from your broker, financial institution or other nominee in the past. Please contact the holder of record directly if you have questions, require additional copies of this Proxy Statement or our Annual Report 2010 furnished to shareholders or wish to revoke your decision to household and thereby receive multiple copies of our proxy materials. You should also contact the holder of record if you wish to institute householding.

Registered shareholders sharing an address may request delivery of a single copy of annual reports to shareholders, proxy statements and/or Notices of Internet Availability of Proxy Materials by contacting Mr. Roy Youst of the Company at R.G. Barry Corporation, 13405 Yarmouth Road N.W., Pickerington, Ohio 43147, telephone number (614) 729-7275.

OTHER MATTERS

As of the date of this Proxy Statement, the Board knows of no matter that will be presented for action at the 2010 Annual Meeting of Shareholders other than those matters discussed in this Proxy Statement. If any other matter requiring a vote of the shareholders properly comes before the Annual Meeting or any adjournment of the Annual Meeting, the individuals acting under the proxies solicited by the Board will vote and act according to their best judgments in light of the conditions then prevailing, to the extent permitted by applicable law.

It is important that your proxy card be completed and returned promptly. Shareholders who do not expect to attend the Annual Meeting in person are urged to fill in, date, sign and return the enclosed proxy card in the self-addressed envelope provided.

By Order of the Board of Directors,

Greg Tunney
President and Chief Executive Officer

September 22, 2010

Appendix A

PROPOSED AMENDMENT TO
ARTICLE SIXTH OF THE
ARTICLES OF INCORPORATION
OF
R.G. BARRY CORPORATION

SIXTH:  The business and affairs of the Corporation shall be managed by or under the direction of a Board of Directors consisting of not less than ~~nine~~
six
 nor more than twelve directors, the exact number of directors to be determined from time to time by resolution adopted by the affirmative vote of a majority of the entire Board of Directors. The directors shall be divided into~~three~~
two
 classes, designated Class I~~,~~
and
 Class II~~, and Class III~~. The election of each class of directors shall be a separate election. The total number of directors constituting the entire Board of Directors shall be apportioned ~~among~~
between
 the classes,
with each class consisting of,
 as nearly ~~equal~~ as possible
, one-half of the total number of directors constituting the entire Board of Directors
. Each class shall consist of at least three directors.
Until changed in accordance with this Article SIXTH, the number of directors of the Corporation shall be eight.

At the ~~1984~~
2010
 annual meeting of shareholders, ~~Class I directors shall be elected for a one-year term, Class II directors for a two-year term and Class III directors of a three-year term~~
(A) one director shall be elected for a term of one year and shall become a member of Class I (with all of the other directors whose terms will expire at the annual meeting of shareholders for 2011) and (B) one director shall be elected for a term of two years and shall become a member of Class II (with all other directors whose terms will expire at the annual meeting of shareholders for 2012)
. At each succeeding annual meeting of shareholders beginning in ~~1985,~~
2011,
 successors to the class of directors whose term expires at that annual meeting shall be elected for a~~three~~
two
-year term. If the number of directors is changed, any increase or decrease shall be apportioned ~~among~~
between
 the classes so as to maintain the number of directors in each class at no less than three, as nearly equal as possible, and any additional director of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case will a decrease in the number of directors shorten the term of any incumbent director. A director shall hold office until the annual meeting for the year in which his or her
 term expires and until his
or her
 successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office. Any vacancy on the Board of Directors that results from an increase in the number of directors, and any other vacancy occurring in the Board of Directors, may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director. Any director elected to fill a vacancy not resulting from an increase in the number of directors shall have the same remaining term as that of his or her
 predecessor.

All the directors or all the directors of a particular class, or any individual director, may be removed from office only for cause, by the affirmative vote of the holders of at least 80 percent of the votes entitled to be cast by the holders of all then outstanding shares of Voting Stock (as defined in Article SEVENTH), voting together as a single class, present in person or represented by proxy and entitled to vote in respect thereof, at an annual meeting or at any special meeting duly called~~; provided that unless all the directors, or all the directors of a particular class, are removed, no individual director shall be removed if the votes of a sufficient number of shares are cast against his removal which, if cumulatively voted at an election of all the directors of a particular class, would be sufficient to elect at least one director.~~ In case of any such removal, a new director may be elected at the same meeting for the unexpired term of each director removed. Failure to elect a director to fill the unexpired term of any director removed shall be deemed to cause a vacancy in the Board of Directors.

Notwithstanding the foregoing, whenever the holders of any one or more classes or series of Capital Stock
(as defined in Article SEVENTH)
 issued by the Corporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of shareholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of these Articles of Incorporation applicable thereto, and such directors so elected shall not be divided into classes pursuant to this Article SIXTH unless expressly provided by such terms.

A-1

Nomination for election to the Board of Directors of the Corporation at a meeting of shareholders by any shareholder of the Corporation shall be made by notice in writing delivered or mailed by first class United States mail postage prepaid, to the Secretary of the Corporation, and received by the Secretary
 ~~him~~ not less than 30 days nor more than 60 days prior to any meeting of shareholders called for the election of directors; provided, however, that if less than 35 days’ notice of the meeting is given to shareholders, such nomination shall have been mailed or delivered to the Secretary of the Corporation not later than the close of business on the seventh day following the day on which the notice of meeting was mailed. Such notice shall set forth as to each proposed nominee who is not an incumbent director (i) the name, age, business address and, if known, the residence address of each nominee proposed in such notice; (ii) the principal occupation or employment of each such nominee; (iii) the number of shares of Capital Stock that are beneficially owned by each such nominee and by the nominating shareholder; and (iv) any other information concerning the nominee that must be disclosed of nominees in proxy solicitations pursuant to
Section
 ~~Rule~~ 14(a) ~~of the General Rules and Regulations~~ under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated
 thereunder (collectively, the “Exchange Act”), (or any subsequent provisions replacing the Exchange Act), and such notice shall be accompanied by the written consent of the proposed nominee to serve as a director.
This paragraph shall not be applicable to nominations for election to the Board of Directors of the Corporation that are made by the Board of Directors or the nominating committee of the Board of Directors.

The ~~chairman~~
chair
 of the meeting may, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the foregoing procedure, and if he or she
 should so determine, he
or she
 shall so declare to the meeting and the defective nomination shall be disregarded.

Notwithstanding any other provision of these Articles of Incorporation or the Regulations of the Corporation (and notwithstanding the fact that a lesser percentage may be specified by law or in any agreement with any national securities exchange or any other provision of these Articles of Incorporation or the Regulations of the Corporation), the affirmative vote of the holders of at least 80 percent of the votes entitled to be cast by the holders of all then outstanding shares of Voting Stock, voting together as a single class, present in person or represented by proxy and entitled to vote in respect thereof, given at an annual meeting or at any special meeting duly called, shall be required to amend, alter, change or repeal, or adopt any provisions inconsistent with, this ~~article~~
Article
 SIXTH; provided that this
p
~~P~~aragraph shall not apply to, and such 80 percent vote shall not be required for, any amendment, alteration, change, repeal or adoption unanimously recommended by the Board of Directors of the Corporation if all of such directors are persons who would be eligible to serve as Continuing Directors within the meaning of Paragraph III of Article SEVENTH.

A-2

Preliminary Copy
VOTE BY INTERNET — www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M., Eastern Daylight Saving Time, on November 3, 2010. Have your proxy card in hand when you access the web site R.G. BARRY CORPORATION and follow the instructions to obtain your records and to create an electronic ATTN: JOSÉ G. IBARRA voting instruction form. 13405 YARMOUTH RD N.W. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS PICKERINGTON, OH 43147 If you would like to reduce the costs incurred by our Company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards, annual reports and Notices of Internet Availability of Proxy Materials electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE — 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M., Eastern Daylight Saving Time, on November 3, 2010. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: M27214-P01152 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY R.G. BARRY CORPORATION For Withhold For All To withhold authority to vote for any individual All All Except nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. The Board of Directors recommends you vote “FOR” the election of each of the following nominees: 0 0 0 2a. IF THE AMENDMENT REFERRED TO IN ITEM 1 IS ADOPTED BY THE COMPANY’S SHAREHOLDERS, TO ELECT THE FOLLOWING NOMINEES AS DIRECTORS OF THE COMPANY: The Board of Directors recommends you vote “FOR” the For Against Abstain 01 David Nichols – for one-year term expiring in 2011 following proposals: 02 Nicholas DiPaolo – for two-year term expiring in 2012 1. TO ADOPT AN AMENDMENT TO ARTICLE SIXTH OF THE 0 0 0 2b. IF THE AMENDMENT REFERRED TO IN ITEM 1 IS NOT ARTICLES OF INCORPORATION OF THE COMPANY TO ADOPTED BY THE COMPANY’S SHAREHOLDERS, TO ELECT REDUCE THE NUMBER OF BOARD CLASSES FROM THREE THE FOLLOWING NOMINEES AS DIRECTORS OF THE TO TWO. COMPANY FOR THREE-YEAR TERMS EXPIRING IN 2013: 3. TO RATIFY THE APPOINTMENT OF KPMG LLP AS THE 0 0 0 03 Nicholas DiPaolo COMPANY’S INDEPENDENT REGISTERED PUBLIC 04 David Nichols ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING 05 Gordon Zacks JULY 2, 2011. 0 For address changes and/or comments, please check this box and write them on the back where indicated. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders of R.G. Barry Corporation To Be Held on November 4, 2010: R.G. Barry Corporation’s Notice of Annual Meeting of Shareholders and Proxy Statement and Annual Report 2010 to be furnished to shareholders are available at www.proxyvote.com. M27215-P01152 R.G. BARRY CORPORATION Annual Meeting of Shareholders to be held on November 4, 2010 This proxy is solicited by the Board of Directors The shareholder(s) of R.G. Barry Corporation (the “Company”) identified herein hereby constitute(s) and appoint(s) Greg Alan Tunney and José G. Ibarra, and each of them, the lawful agents and proxies of the shareholder(s), with full power of substitution in each, to attend the Annual Meeting of Shareholders of the Company (the “Annual Meeting”) to be held on Thursday, November 4, 2010, at the Company’s executive offices located at 13405 Yarmouth Road N.W., Pickerington, Ohio 43147, at 11:00 A.M., Eastern Daylight Saving Time, and any adjournment thereof and to vote all of the common shares which such shareholder(s) is/are entitled to vote at such Annual Meeting or at any adjournment thereof as directed on the reverse side with respect to the matters set forth on the reverse side, and to vote such common shares with discretionary authority on all other matters (none known at the time of solicitation of this proxy) that may properly come before the Annual Meeting and any and all adjournments thereof. This proxy, when properly executed, will be voted in the manner you direct. If no direction is made, except in the case of broker non-votes, the proxies will vote “FOR” the proposals in Item 1 and Item 3 and “FOR” the election of the director nominees listed in Item 2 and in accordance with the recommendations of the Board of Directors. All proxies previously given or executed by the shareholder(s) identified herein are hereby revoked. The shareholder(s) identified herein acknowledge(s) receipt of the accompanying Notice of Annual Meeting of Shareholders and Proxy Statement for the November 4, 2010 meeting and the Annual Report 2010 of the Company. Address Changes/Comments: (If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.) Continued and to be signed on reverse side